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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

LIBERTY PROPERTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LIBERTY PROPERTY TRUST
500 Chesterfield Parkway
Malvern, Pennsylvania 19355

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 17, 2018

        The 2018 ANNUAL MEETING of the shareholders of Liberty Property Trust, a Maryland real estate investment trust (the "Trust"), will be held at the offices of Cozen O'Connor, One Liberty Place, 1650 Market Street, Suite 2800, Philadelphia, Pennsylvania, 19103, on May 17, 2018 at 11:00 a.m., local time, for the following purposes:

  1.
  To elect nine trustees to hold office until the Annual Meeting of Shareholders to be held in 2019 and until their successors are duly elected and qualified;

  2.
  To hold an advisory vote to approve the compensation of the Trust's named executive officers;

  3.
  To approve an amendment to the Trust's Amended and Restated Declaration of Trust to clarify the right of the Trust's shareholders to amend the Trust's bylaws;

  4.
  To ratify the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2018; and

  5.
  To transact such other business as may properly come before the meeting.

        The Board of Trustees of the Trust has fixed the close of business on February 20, 2018 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

        Proxies are being solicited by the Board of Trustees of the Trust. Reference is made to the Proxy Statement included in our proxy materials for further information with respect to the business to be transacted at the meeting.

        By Order of the Board of Trustees,

Herman C. Fala
 Secretary

Malvern, Pennsylvania
April 5, 2018

Please Complete and Return Your Signed Proxy Card

        Please complete and promptly return your proxy in the manner provided. Doing so will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

LIBERTY PROPERTY TRUST
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 17, 2018

GENERAL INFORMATION

        This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board of Trustees" or the "Board") of Liberty Property Trust, a Maryland real estate investment trust (the "Trust" or the "Company"), for use at the Trust's 2018 Annual Meeting of Shareholders (the "Meeting") to be held at the offices of Cozen O'Connor, One Liberty Place, 1650 Market Street, Suite 2800, Philadelphia, Pennsylvania, 19103, on May 17, 2018 at 11:00 a.m., local time, and any adjournment or postponement thereof, for the purposes set forth in the foregoing notice and more fully discussed herein. Only shareholders of record at the close of business on February 20, 2018 (the "Record Date") shall be entitled to notice of and to vote at the Meeting. We are distributing to our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") on or about April 5, 2018.

        If the enclosed proxy is properly executed and received by the Trust prior to voting at the Meeting, the common shares of beneficial interest, $0.001 par value per share, of the Trust (the "common shares") represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the common shares represented by the enclosed proxy will be voted FOR the nominees of the Board of Trustees in the election of trustees, FOR approval of the advisory vote to approve the compensation of the Trust's named executive officers, FOR approval of an amendment to the Trust's Amended and Restated Declaration of Trust to clarify the right of the Trust's shareholders to amend the Trust's bylaws and FOR ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2018. Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

        Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Trust in writing prior to the time of the Meeting, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

        On the Record Date, the Trust had 147,460,802 common shares outstanding and entitled to vote at the Meeting. Each holder of common shares is entitled to one vote per share held of record by such holder on the Record Date. There must be present at the Meeting in person or by proxy shareholders entitled to cast a majority of all the votes entitled to be cast to constitute a quorum for the Meeting. Common shares represented at the Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. Thus, abstentions and broker "non-votes" are deemed to be present at the Meeting for the purpose of determining whether a quorum is constituted, but are not deemed to be votes cast at the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

        Abstentions and broker "non-votes" will affect each of the proposals described in this proxy as follows:

  •
  On the proposal to elect nine trustees to hold office until the Annual Meeting of Shareholders to be held in 2019 and until their successors are duly elected and qualified, the vote of a majority of all the votes cast at the Meeting is necessary to elect a trustee. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore, assuming a quorum is achieved, will have no effect on the results of the vote with respect to this proposal.

  •
  With respect to the advisory vote to approve the compensation of the Trust's named executive officers, passage of the proposal requires that the number of votes FOR approval of named executive officer compensation must exceed the number of votes AGAINST approval. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore will have no effect on the results of the vote with respect to this proposal. This vote is advisory and is not binding on the Trust or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Board will evaluate any appropriate next steps.

  •
  With respect to the vote approving an amendment to the Trust's Amended and Restated Declaration of Trust clarifying the right of the Trust's shareholders to amend the Trust's bylaws, passage of the proposal requires that at least two-thirds of the outstanding common shares entitled to vote be voted FOR the proposal. Thus, abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal.

  •
  With respect to the proposal to ratify the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2018, passage of the proposal requires the vote of a majority of all the votes cast at the Meeting. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore, assuming a quorum is achieved, will have no effect on the results of the vote with respect to this proposal.

        A majority of all votes cast in an election for trustees means that the number of shares voted "for" a nominee for trustee must exceed the number of votes cast as "withheld" from that nominee. In addition, the Trust's corporate governance guidelines provide that if a nominee for trustee who already serves as a trustee is not elected by a majority of the votes cast, the trustee will offer to tender his or her resignation to the Board of Trustees. The Corporate Governance and Nominating Committee of the Board of Trustees will then make a recommendation to the Board of Trustees on whether to accept or reject such resignation, or whether other action should be taken. The Board of Trustees will act on the Corporate Governance and Nominating Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Any such trustee who tenders his or her resignation will not participate in the Board of Trustee's decision. There is no cumulative voting in the election of trustees.

        A majority of the votes cast at the Meeting shall be sufficient to approve any other matter that may properly come before the Meeting, unless more than a majority of the votes cast is required by the Declaration of Trust or applicable law.

        In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner, we are furnishing our proxy materials (this proxy statement, the proxy card and the 2017 annual report) by providing access to these materials on the internet. Shareholders will not receive printed copies of the proxy materials unless they request this form of delivery. Printed copies will be provided upon request at no charge.

        A Notice of Internet Availability of Proxy Materials will be mailed to shareholders on or about April 5, 2018. We are providing the Notice of Internet Availability in lieu of mailing the printed proxy materials and instructing stockholders as to how they may: (1) access and review the proxy materials on the internet; (2) submit their proxy; and (3) receive printed proxy materials. Shareholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis by following the instructions in the Notice of Internet Availability. A request to receive proxy materials in printed form by mail or by e-mail will remain in effect until such time as the submitting shareholder elects to terminate it.

        This proxy statement and our 2017 annual report to shareholders are available at www.libertyproperty.com in the "Investors" section.

        If you have any questions or require any assistance with voting your shares, please contact Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022
 Stockholders May Call Toll-Free: (888) 750-5834 (from the United States and Canada)
Banks and Brokers May Call Collect: (212) 750-5833

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of February 20, 2018 (except as indicated below), regarding the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of common shares by each trustee, each nominee for election as trustee, each current executive officer listed in the Summary Compensation Table appearing on page 28, all trustees and executive officers as a group, and each person who is known to the Trust to be the beneficial owner of more than five percent of the outstanding common shares. Each person named in the table below has sole voting and investment power with respect to the common shares listed opposite such person's name, except as otherwise noted.

Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
William P. Hankowsky	928,918	(1)	*
Christopher J. Papa	22,884		*
Herman C. Fala	120,363	(2)	*
Michael T. Hagan	348,970	(3)	*
Frederick F. Buchholz	94,973	(4)	*
Thomas C. DeLoach, Jr.	85,081	(5)	*
Katherine Elizabeth Dietze	35,619	(6)	*
Antonio F. Fernandez	7,583		*
Daniel P. Garton	52,880	(7)	*
Robert G. Gifford	—		—
M. Leanne Lachman	90,841	(8)	*
David L. Lingerfelt	50,814	(9)	*
Marguerite M. Nader	1,100		*
Fredric J. Tomczyk	12,583		*
The Vanguard Group Inc.	23,881,691	(10)	16.2%
BlackRock, Inc.	20,069,750	(11)	13.6%
Invesco Ltd.	12,640,462	(12)	8.6%
State Street Corporation	8,579,389	(13)	5.8%
All trustees and executive officers as a group (14 persons)	1,852,609	(14)	1.2%

*
Represents less than one percent of class.

(1)
Includes 577,580 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 20, 2018. Includes 45,000 shares held in trust for family members.

(2)
Includes 85,597 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 20, 2018.

(3)
Includes 203,807 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 20, 2018, and 14,491 common shares issuable upon exchange of units of limited partnership interest ("Units") of Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Operating Partnership") which, as of December 31, 2017, was 97.7% owned by the Trust.

(4)
Includes 38,500 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 20, 2018.

(5)
Includes 28,500 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 20, 2018.

(6)
Includes 23,500 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 20, 2018.

(7)
Includes 33,500 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 20, 2018.

(8)
Includes 33,500 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 20, 2018.

(9)
Includes 30,674 common shares issuable upon exchange of Units.

(10)
The Vanguard Group, Inc. ("Vanguard") has sole and shared voting power over 284,446 and 206,460 common shares, respectively, and sole and shared dispositive power over 23,561,752 and 319,939 common shares, respectively. Of the 23,561,752 shares over which Vanguard has sole dispositive power, Vanguard Specialized Funds—Vanguard REIT Index Fund ("REIT Index Fund") has sole voting power over 9,918,477 shares. This information is based solely on a review of amendments to Schedule 13G filed by Vanguard and REIT Index Fund with the Securities and Exchange Commission on February 9, 2018, and February 2, 2018, respectively. The address of both Vanguard and REIT Index Fund is 100 Vanguard Boulevard, Malvern, PA 19355.

(11)
BlackRock, Inc. and certain of its affiliates (collectively, "BlackRock") have sole voting power and sole dispositive power over 18,460,580 and 20,069,750 common shares, respectively. This information is based solely on a review of an amendment to Schedule 13G filed by BlackRock with the Securities and Exchange Commission on January 19, 2018. BlackRock's address is 55 East 52nd Street, New York, NY 10055.

(12)
Invesco Ltd. and certain of its affiliates (collectively, "Invesco") have sole voting power and sole dispositive power over 5,909,523 and 12,640,462 common shares, respectively. This information is based solely on a review of an amendment to Schedule 13G filed by Invesco with the Securities and Exchange Commission on February 12, 2018. Invesco's address is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

(13)
State Street Corporation and certain of its affiliates (collectively, "State Street") have shared voting power and shared dispositive power over 8,579,389 common shares. This information is based solely on a review of a Schedule 13G filed by State Street with the Securities and Exchange Commission on February 14, 2018, State Street's address is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(14)
Includes 1,024,484 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 20, 2018, and 45,165 common shares issuable upon exchange of Units.

 PROPOSAL 1—ELECTION OF TRUSTEES

        There are currently eleven members of the Board of Trustees. Neither Frederick F. Buchholz nor M. Leanne Lachman, both of whom have provided invaluable service as members of our Board for many years, will stand for re-election at the Meeting, and thus immediately following the Meeting, the number of members on the Board of Trustees will be reduced to nine. The nine trustees whose biographies appear below have been nominated for election at the Meeting to serve until the Annual Meeting of Shareholders to be held in 2019 and until their successors are duly elected and qualified. Each of the nominees for election as trustee currently serves as a trustee of the Trust.

        A proxy signed in the enclosed form will be voted FOR the election of the nominees named below, unless a contrary instruction is given.

        Management believes that each of its nominees is willing and able to serve the Trust as trustee. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment.

        The following is a brief description of the nominees for election as trustee of the Trust. The descriptions for the trustees set forth the experience, qualifications, attributes and skills that have led the Board to conclude that these nominees should serve as trustees of the Trust.

Recommendation and Required Vote

        The Board of Trustees recommends a vote FOR the election of each nominee. Assuming a quorum is present at the Meeting, a majority of all the votes cast at the Meeting shall be sufficient to elect a trustee.

Nominations for Election as Trustees

        Thomas C. DeLoach, Jr., age 70, has served as a trustee of the Trust since May 1999. Beginning in 1998, Mr. DeLoach served as an Executive Vice President of Mobil Oil Corporation and the President of Global Midstream, both wholly owned subsidiaries of Mobil Corporation (now Exxon Mobil Corporation), a global energy company, prior to his retirement in March 2000. Mr. DeLoach joined Mobil Corporation in 1969 as a chemical engineer and advanced through various positions in manufacturing, marketing, planning and supply. From December 1994 until his election as President of Global Midstream, Mr. DeLoach served as Chief Financial Officer and Senior Vice President of Mobil Corporation and Mobil Oil Corporation. From 1991 until his retirement in 2000, Mr. DeLoach served as a director of Mobil Oil Corporation. Mr. DeLoach was a partner in Penske Racing, LLC from 2000 until 2002 and has been the Managing Partner of PIT Instruction & Training, LLC since 2003 and was the Managing Partner of Red Horse Racing II, LLC from 2005 to 2017. Mr. DeLoach is also a member of the Board of Directors of Asbury Automotive Group (NYSE:ABG), and serves as its Non-Executive Chairman and on its Executive, Audit, Nominating and Governance, and Risk Committees.

        Mr. DeLoach's experience in various senior positions at a major American corporation with highly sophisticated processes and procedures in a capital intensive industry has given Mr. DeLoach strong insights which enable him to contribute to the Trust in a variety of areas, including in finance, human resources and internal operations. Mr. DeLoach's membership on the board of another public company also enables him to share best practices observed from his other experiences.

        Katherine Elizabeth Dietze, age 60, has served as a trustee of the Trust since January 2011. Ms. Dietze was Global Chief Operating Officer, Investment Banking Division of Credit Suisse First Boston, a financial services company, until her retirement in 2005. She had also held the position of Managing Director, Investment Banking. Prior to joining Credit Suisse First Boston, Ms. Dietze was a

Managing Director for Salomon Brothers Inc., a financial services company. Ms. Dietze brings a strong background in global investment and financial matters.

        With her strong background in investment banking, Ms. Dietze provides a unique and valuable perspective on global financial markets, investments and financial transactions. Ms. Dietze serves on two other public company boards, Cowen Group, Inc. (NASDAQ:COWN), where she serves as Chair of the Audit Committee and as a member of the Compensation Committee and the Governance Committee, and Matthews International Corporation (NASDAQ:MATW) where she serves as Chair of the Finance Committee and a member of the Governance Committee. Ms. Dietze's membership on the boards of other public companies also enables her to share best practices observed from her other experiences.

        Antonio F. Fernandez, age 58, has served as a trustee of the Trust since November 2014. Mr. Fernandez is President of AFF Advisors, LLC, an independent consulting firm specializing in all aspects of supply chain, and also serves as Senior Advisor to the Operations/Supply Chain Management practice of McKinsey & Company. Until 2016, Mr. Fernandez was executive vice president and chief supply chain officer at Pinnacle Foods, Inc. (NYSE:PF), where he had overall corporate responsibility for the end-to-end supply chain, including procurement, manufacturing, customer service, warehousing and distribution. He also was responsible for Pinnacle's food quality and safety programs. Prior to joining Pinnacle in 2011, Mr. Fernandez had been senior vice president of global supply chain strategy at Kraft Foods Inc., following Kraft's acquisition of Cadbury, plc. Mr. Fernandez had previously been with Cadbury from 1998 to 2010 in a series of senior management positions, including chief supply chain officer. Mr. Fernandez's early career included positions in manufacturing, procurement, engineering and consulting with Procter & Gamble Co., and PepsiCo, Inc. Mr. Fernandez is also on the Board of Trustees of Lafayette College.

        Mr. Fernandez's experience in various senior positions in management, operations, supply chain and customer service at major American companies furnishes him with unique qualifications to contribute to the Trust as a Board member, particularly in view of the Trust's significant investments in industrial distribution facilities.

        Daniel P. Garton, age 60, has served as a trustee of the Trust since December 2001 and as the Trust's Lead Independent Trustee since that position was established in March 2014. Prior to his retirement in January 2014, Mr. Garton served as President and Chief Executive Officer of American Eagle Airlines, one of the world's largest regional airlines, beginning in June 2010. AMR Corporation is the parent company of American Eagle and American Airlines. Prior to joining American Eagle, Mr. Garton served as Executive Vice President-Marketing of AMR Corporation's American Airlines unit. In that position, Mr. Garton oversaw American Airlines' activities with respect to reservations, flight service, sales, its travel awards program, advertising and corporate communications. Previously, Mr. Garton served as Senior Vice President and then Executive Vice President of American Airlines Customer Service beginning September 1998. Mr. Garton served as President of American Eagle Airlines for three-years beginning in July 1995. Mr. Garton joined AMR Corporation in 1984 as an analyst in the finance department and advanced through various positions to the office of Vice President-Financial Planning and Analysis in 1992. Mr. Garton left AMR Corporation in 1993 to become Senior Vice President and Chief Financial Officer of Continental Airlines. He returned to AMR Corporation two years later when he assumed the presidency of American Eagle Airlines. AMR Corporation filed for Chapter 11 bankruptcy protection in November 2011. In February 2013, AMR Corporation and US Airways Group agreed to merge and created the world's largest airline. Mr. Garton is also a member of the Board of Directors of Republic Airways Holdings Inc. (NASDAQ:RJET), and serves on its Executive and Audit Committees, and will be a member of the board of Triumph Group, Inc. (NYSE:TGI) beginning in April 2018.

        Mr. Garton's extensive experience in customer service, operations, finance and financial markets in a major American corporation with highly sophisticated processes and procedures has enabled him to make valuable contributions to the Trust as a Board member. Mr. Garton's membership on the board of another public company also enables him to share best practices observed from his other experiences.

        Robert G. Gifford, age 61, has served as trustee of the Trust since February 2018. From 2009 until 2016 Mr. Gifford served as President and Chief Executive Officer of AIG Global Real Estate Investment Corporation. Prior to his time with AIG, Mr. Gifford was employed with AEW Capital Management, L.P., from 1986 to 2008, serving for 16 years as a Principal and playing a leadership role in portfolio management and investments. Mr. Gifford currently serves on the Board of Lehman Brothers Holdings, Inc., where he sits on the Finance Committee and the Claims & Legal Affairs Committee. He is also on the Board of Retail Properties of America, Inc. (NYSE: RPAI), where he serves on the Nominating and Corporate Governance Committee and the Audit Committee. Mr. Gifford is also on the Advisory Boards of Aspen Heights Partners, a privately held student housing and multifamily developer, and Collier Enterprises, a manager of businesses engaged in real estate investment and development, agriculture and private equity investments.

        Mr. Gifford is able to bring insight to the Board through his varied experiences serving as a leader in investment management and real estate development and finance. The depth and range of Mr. Gifford's experience in the real estate industry, including his responsibilities over financial reporting, asset management, portfolio restructuring, and investment oversight, will enable him to be a key advisor to the Trust.

        William P. Hankowsky, age 67, has served as a trustee of the Trust since May 2003. Mr. Hankowsky joined the Trust on January 1, 2001 as Executive Vice President and Chief Investment Officer and was promoted to the position of President on March 12, 2002. Mr. Hankowsky became the Chief Executive Officer of the Trust on January 21, 2003 and Chairman on June 10, 2003. Prior to joining the Trust, Mr. Hankowsky served as President of the Philadelphia Industrial Development Corporation ("PIDC") from 1989 through 2000. In this capacity he oversaw the City of Philadelphia's economic development agency. Prior to that time, Mr. Hankowsky served as an executive with a variety of economic development projects and agencies. Mr. Hankowsky currently serves on the boards of Aqua America, Inc. (NYSE:WTR), Citizens Financial Group, Inc. (NYSE:CFG), Philadelphia Shipyard Development Corporation, Delaware River Waterfront Corporation, Pennsylvania Academy of Fine Arts, Greater Philadelphia Chamber of Commerce, the Philadelphia Convention and Visitors Bureau, and United Way of Greater Philadelphia and Southern New Jersey.

        Mr. Hankowsky's executive experience and economic development background provide compelling attributes which have contributed to his leadership of the Trust. His leadership role in both the not-for-profit world and the public company arena has provided him with valuable opportunities to interact with government and business leaders in market segments of importance to the Trust. As a result of these opportunities, Mr. Hankowsky is well equipped to lead the Trust in its dealings with the business community and the public sector.

        David L. Lingerfelt, age 65, has served as a trustee of the Trust since May 1995. Since December 2017, Mr. Lingerfelt is a partner in the law firm of Vertical Vision, PLC. Prior to that he was a partner in the law firm of Setliff & Holland and a shareholder in the law firm of Parker, Pollard, Wilton & Peaden, P.C., in Richmond, Virginia. Mr. Lingerfelt's law practice focuses on commercial real estate and taxation. Until November 2008, Mr. Lingerfelt was Vice President and National Underwriting Counsel of LandAmerica Exchange Company, and director of its Reverse Exchange Division. During 2009, Mr. Lingerfelt acted as a consultant in the wind down of LandAmerica Exchange Company. Prior to joining LandAmerica, Mr. Lingerfelt served as Director of Property Administration and Counsel for

Best Products Co., Inc., and was a partner in the Virginia law firm of Coates & Davenport, focusing on commercial transactions.

        Mr. Lingerfelt's training as an attorney, together with his experience as a commercial lawyer with significant experience in real estate and tax practice areas, has allowed Mr. Lingerfelt to provide significant insights to the Trust in his capacity as a Board member.

        Marguerite M. Nader, age 49, has served as a trustee of the Trust since June 2017. Currently, Ms. Nader is the President and Chief Executive Officer of Equity LifeStyle Properties, Inc. ("Equity LifeStyle") (NYSE: ELS), a leading real estate investment company specializing in RV resorts, campgrounds and manufactured home communities, and has served in these roles since 2012 and 2013, respectively. Since 1993, Ms. Nader has held various positions at Equity Lifestyle, including in asset management, new business development and marketing, and has served on its board of directors since 2013. Prior to being appointed chief executive officer, she served as its chief financial officer. Ms. Nader's leadership positions have also extended to serving on the National Association of Real Estate Investment Trust's ("NAREIT") Board of Governors since 2013.

        Ms. Nader's extensive professional experience in the real estate industry, serving as a chief financial officer and chief executive officer of a nationally recognized, publicly held REIT, enables her to provide valuable contributions to the Trust. She has also brought to the Board an invaluable understanding of financial reporting, public markets, real estate investments and the operation of a public company.

        Fredric J. Tomczyk, age 62, has served as a trustee of the Trust since November 2014. Until his retirement in 2016 Mr. Tomczyk was president and chief executive officer of TD Ameritrade Holding Corporation ("TD Ameritrade") (NYSE: AMTD). He had served as president and chief executive officer of TD Ameritrade since October 2008. He previously served as a member of TD Ameritrade's board of directors from January 2006 until June 2007, when he accepted the role of chief operating officer at TD Ameritrade, responsible for all operations, technology, retail sales functions and the independent registered investment advisor channel. He remained in that role until he became president and chief executive officer and re-joined the board of directors in October 2008. Mr. Tomczyk previously served as the vice chair of corporate operations for TD Bank Group ("TD"), as executive vice president of retail distribution for TD Canada Trust (a wholly-owned subsidiary of TD), and as executive vice president and later as president and chief executive officer of wealth management for TD Bank. Prior to joining TD Bank in 1999, he was president and chief executive officer of London Life.

        Mr. Tomczyk's extensive experience in banking, management, finance and financial markets at major financial institutions, as well as his experience on the Board of TD Ameritrade, enables him to make valuable contributions to the Trust as a Board member and as Chair of the Audit Committee.

Additional Executive Officers

        Herman C. Fala, age 68, has served as Secretary and General Counsel of the Trust since January 2014, with principal responsibility for the Trust's legal function. Mr. Fala joined the Trust from the law firm of Cozen O'Connor, where he chaired the Real Estate Practice Group and served on the firm's Board of Directors from April 2009. Prior to joining Cozen O'Connor, Mr. Fala was a partner at the law firm of Wolf Block LLP from 1982 to April 2009, where he chaired the Real Estate practice for 10 years.

        Michael T. Hagan, age 60, has served as Chief Investment Officer of the Trust since May 2005. In 2011, Mr. Hagan assumed the additional title of Executive Vice President. Mr. Hagan joined the Trust in 1989. Prior to his appointment as Chief Investment Officer he served the Trust in a number of capacities, including as Senior Vice President—Acquisitions. Prior to joining the Trust, Mr. Hagan served in a variety of accounting positions.

        Christopher J. Papa, age 52, has served as Executive Vice President and Chief Financial Officer of the Trust since June 1, 2016. Prior to joining the Trust, Mr. Papa served as Executive Vice President and Chief Financial Officer of Post Properties, Inc. (an NYSE-listed multi-family residential REIT subsequently acquired by Mid-America Apartment Communities), having served in that capacity since December 2003. Prior to joining Post Properties, Inc., he was an audit partner at BDO Seidman, LLP from June 2003 to November 2003, the Chief Financial Officer at Plast-O-Matic Valves, Inc., a privately-held company, from June 2002 to June 2003, and until June 2002, an audit partner at Arthur Andersen LLP where he was employed for over 10 years and held several positions before being promoted to audit partner in 2000. Mr. Papa is a Certified Public Accountant.

Committees of the Board of Trustees

        Audit Committee.    The Board's Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, provides assistance to the trustees in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting and the quality and integrity of financial reports of the Trust. The Board's Audit Committee currently consists of six independent trustees, as independence is defined by the applicable listing standards of the New York Stock Exchange. The members of the Audit Committee are Messrs. Tomczyk (Chair), Buchholz, DeLoach, Gifford (who joined the committee in February 2018) and Lingerfelt, and Ms. Dietze. Each of Messrs. Tomczyk, DeLoach and Ms. Dietze is an "audit committee financial expert" as defined by the Securities and Exchange Commission. Mr. Garton, in his role as Lead Independent Trustee, also participates in the meetings of the Audit Committee, and also qualifies as an "audit committee financial expert." The Audit Committee met twelve times, including eight times by teleconference, during the last fiscal year. See "Report of the Audit Committee."

        Compensation Committee.    The Board's Compensation Committee (the "Compensation Committee") is empowered to determine compensation for the Trust's named executive officers and to administer the Share Incentive Plan. The Compensation Committee also has various other responsibilities, including succession planning regarding the Trust's management. Members of the Compensation Committee are Messrs. Fernandez (Chair), Buchholz, Lingerfelt and Tomczyk and Ms. Lachman, all of whom are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. Mr. Garton, in his role as Lead Independent Trustee, also participates in the meetings of the Compensation Committee. The Compensation Committee met seven times, including two times by teleconference, during the last fiscal year. See "Report of the Compensation Committee." Ms. Nader was appointed to the Committee in February 2018 for service thereon to start at the May 2018 meeting.

        Corporate Governance and Nominating Committee.    The Board's Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board. In making such recommendations, the Corporate Governance and Nominating Committee seeks nominees who have the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience and time to make a significant contribution to the Board of Trustees, the Trust and its shareholders, who have demonstrated exceptional ability and judgment, and who will be most effective, in the context of the whole Board of Trustees and other nominees to the Board, in perpetuating the success of the Trust and in representing the interests of its shareholders. In accordance with its charter, the Corporate Governance and Nominating Committee considers diversity of race, gender and national origin as one of a number of attributes it looks for in a candidate for the Board of Trustees. It is a goal of the Board to achieve greater diversity. The Corporate Governance and Nominating Committee has employed and may continue to employ professional search firms (for which it pays a fee) to assist it in identifying potential members of the Board of Trustees with the desired skills and disciplines. The Corporate Governance and Nominating Committee will consider nominees for trustee proposed by shareholders in accordance with the procedures set forth in this proxy statement under "Corporate Governance—Shareholder Nominations for Trustees." Nominees proposed by shareholders will be considered using the same criteria and in the same manner as all other nominees are considered.

        The members of the Corporate Governance and Nominating Committee are Mss. Dietze (Chair), Lachman and Nader and Messrs. DeLoach, Fernandez and Gifford (who joined the committee in February 2018), all of whom are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. Mr. Garton, in his role as Lead Independent Trustee, also participates in the meetings of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met seven times during the last fiscal year, including three times by teleconference. See "Report of the Corporate Governance and Nominating Committee."

Committee Charters

        Copies of the written charters of the Audit, Compensation and Corporate Governance and Nominating Committees are posted under the "Investors" section of the Trust's web site at www.libertyproperty.com, and are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Trustees' Attendance at Meetings

        The Board of Trustees held ten meetings last year, including five by teleconference. Additionally, the Board conducted four informational calls. Each trustee of the Trust attended at least 75% of the meetings of the Board of Trustees and meetings held by all committees on which such trustee served.

Trustees' Compensation

        In 2017, the Corporate Governance and Nominating Committee revised the compensation package for the trustees, with the guidance of an independent compensation consultant and based on best practices and market conditions among the Company's peers. Accordingly, in 2017, trustees who were not also officers and full-time employees of the Trust were compensated under this revised package. These trustees received an annual trustee retainer in the amount of $72,000 in cash. The Trustees also received stock-based compensation in the form of a grant of unrestricted common shares with value of $91,500, based on the average closing share price of the Company's shares during the 30-calendar-day period up to and including the grant date. The Lead Independent Trustee received an additional retainer in the amount of $25,000 for performing the duties and responsibilities of that position. The Audit Committee Chair received a retainer of $20,000, and the chairs of the other two standing committees each received a retainer of $15,000. Additionally, the committee member retainer for non-chair members of the Audit Committee (including the Lead Independent Trustee as ex officio member) was $8,500, and the committee member retainer for non-chair members of the other committees (including the Lead Independent Trustee as ex officio member) was $5,000. Per-meeting and per-call fees were eliminated beginning with 2017.

        Additionally, the trustees were reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust were not entitled to receive any separate compensation for service as a trustee.

 PROPOSAL 2—ADVISORY VOTE TO APPROVE
THE COMPENSATION OF THE TRUST'S NAMED EXECUTIVE OFFICERS

        SEC rules require us to hold, at least once every three years, an advisory vote to approve the compensation of our named executive officers as described in the proxy statement (commonly referred to as "Say-on-Pay"). We have committed to including a Say-on-Pay vote on an annual basis, at least until such time, if any, as our shareholders express a preference for a less frequent basis. Thus, we have included the following Say-on-Pay vote, pursuant to which our shareholders are being asked to vote on the following resolution:

  RESOLVED, that the shareholders of Liberty Property Trust approve, on an advisory basis, the compensation of the Trust's Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in the Trust's proxy statement.

        The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained on pages 14 to 37 of this proxy statement. As is discussed below, we regularly monitor our compensation policies and decisions to ensure that they are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.

        Your vote on this Proposal 2 is advisory, and therefore not binding on the Trust, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Trust or the Board, or to create or imply any additional fiduciary duties for the Trust or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation and Required Vote

        The Board of Trustees recommends a vote FOR approval of the advisory vote to approve the compensation of the Trust's named executive officers as described in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained on pages 14 to 37 of this proxy statement.

 PROPOSAL 3—AMENDMENT TO THE TRUST'S AMENDED AND RESTATED DECLARATION OF TRUST TO CLARIFY THE RIGHT OF THE TRUST'S SHAREHOLDERS TO AMEND THE TRUST'S FIRST AMENDED AND RESTATED BYLAWS

        On March 27, 2017, the Board adopted amendments to the Trust's Bylaws, effective immediately upon adoption, to provide shareholders, in addition to the Board, with the power to alter, amend or repeal any provision of the Bylaws and to make new Bylaw provisions, in each case by the affirmative vote of a majority of all the votes outstanding and entitled to be cast on the matter (the "Bylaw Amendment").

        In order to ensure that the purpose of the Bylaw Amendment is fully implemented, the Board has determined that Article VIII, Section 8.2 of the Trust's Amended and Restated Declaration of Trust should be amended to ensure that shareholders have the right to amend the Trust's bylaws (the "Declaration Amendment"). As such, the Board has unanimously adopted, and now recommends for shareholder approval, the Declaration Amendment.

        If the Declaration Amendment is approved by the shareholders, the right of the shareholders, independent of the separate right of the Board of Trustees, to vote on a proposal, not made by the Board of Trustees, to alter, amend or repeal any provision of the Trust's First Amended and Restated Bylaws (the "Amended Bylaws"), and which shall not be inconsistent with the provisions of the Declaration of Trust, shall be confirmed.

        The text of the proposed Declaration Amendment is attached as Annex A to this proxy statement.

        Vote Required.    If a quorum is present at the Annual Meeting, a vote of two-thirds of all of the common shares outstanding and entitled to vote at the Annual Meeting will be required to approve the Declaration Amendment. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

Recommendation and Required Vote

        The Board of Trustees recommends that shareholders vote "FOR" approval of the Declaration Amendment.

 COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

        Our Compensation Discussion and Analysis addresses the compensation paid or awarded to our executive officers listed in the Summary Compensation Table that immediately follows this discussion. We refer to these executive officers as our "named executive officers" or as our "NEOs."

        This Compensation Discussion and Analysis describes the design of our NEO compensation program for 2017 and the resulting compensation earned based on our performance results. Beginning in 2016, we modified certain aspects of our compensation program from prior years, and where appropriate, this Compensation Discussion and Analysis also describes the impact of grants made in 2015 under the compensation program as structured in that year.

Executive Summary of 2017 Compensation

        In order to deliver our best results to our shareholders, we must attract, retain and motivate superior talent. Our compensation programs are designed to link executive rewards to financial, operating and strategic results. This pay for performance structure ensures that the financial interests of our executives are aligned with those of our shareholders. As is shown below, the majority of each executive's pay, including 78% of our CEO's target pay, is tied directly to the achievement of objective, predetermined performance goals.

        Over the course of 2015, the Compensation Committee engaged in a detailed review of our compensation programs in order to:

  •
  Better support our business and talent strategies;

  •
  Better align our overall compensation spend with net income; and

  •
  Better align the Company with competitive practice and ensure that we continue to provide competitive compensation opportunities.

        As a result of this review, at its December 9, 2015 meeting, the Compensation Committee implemented a number of changes to the compensation programs across our entire organization to better align all of our employees with our overall performance as a company. These changes, first implemented for 2016 and continued in 2017, included:

Description of Change	Rationale
We incorporated additional measures of corporate performance—Same Store NOI Growth, Strategic Objectives—to the determination of the annual incentive	While the Compensation Committee has, and will continue to have, discretion to adjust awards based on its assessment of management's performance, the Committee had traditionally relied on Funds from Operations per share (FFO) as the primary measure to determine annual incentives. The Committee believes that the use of multiple measures of corporate performance better reflects competitive practice as well as the nature of our multi-faceted business. The Committee also believes that the use of additional measures will create increased focus on key issues and greater clarity for employees and shareholders.
We rebalanced the long-term incentive awards to a mix of performance-based share units (65%) and time-based share units (35%); we removed stock options from the annual grant	Although we view options as being performance-based and aligned with shareholder value creation, our use of options to deliver standard LTI had fallen out of competitive practice.
We focused the measurement of performance for long-term incentive awards on three-year relative TSR; we removed the annual measure of FFO from the determination of long-term incentive awards
FFO is a critical measure of our success and is an important factor in the annual incentive calculation. Although the FFO Portion of the long-term incentive awards vested over time, the single-year FFO performance period replicated the annual incentive program.
We now pay dividends only on shares that are ultimately earned, rather than on the Target grant	By paying based on actual performance, whether below or above Target, this design reflects proper alignment between pay and performance. It also reflects current best practice.
We limited the portion of the annual incentive award that can be converted to shares having a value of 120% of the incentive award or portion thereof converted to shares
While beneficial to encouraging share ownership across our entire employee population, providing employees the ability to convert the entire annual incentive award to shares at a discount created the potential for above-market compensation. It is also not a typical practice among our peers.

Annual Incentive Program

        The principal objective of our annual incentive program is to provide an incentive to achieve annual measures of financial, operating, strategic and individual performance that we believe enhance the overall value of the Company. In setting the target level of incentive compensation opportunity, we consider competitive factors, including target total cash compensation of peers.

        The determination of the actual annual incentive awards to be earned for 2017 performance was based on multiple predetermined factors. As the first step, the Compensation Committee considered the Company's achievement of its FFO per share as against a pre-determined goal in order to fund the bonus pool. Since the requisite FFO goal was satisfied and thus the potential bonus pool was fully funded, the Committee then assessed performance of the following measures in the following weightings and then applied its discretion based on these factors below as well as other corporate measures:

Performance Measure	Weighting
FFO per share	60%
Same Store NOI Growth	10%
Corporate MBOs	10%
Individual Performance	20%

Long-term Equity Incentive Awards

        For 2017, as was the case in 2016, the long-term equity incentive award consisted of two components: 65% of the award was eligible to be earned following a three-year period based on how the Company's TSR performance compares to that of its Peer Group over that same period, and 35% of the award was eligible to cliff vest at the end of three years based on continued employment. We believe this new structure provides close alignment between earned compensation and shareholder value and reflects peer practices. Prior to 2016, our long-term equity incentive program was focused on achievement of FFO per share goals, share price and dividend growth, and outperformance against our peers in delivering shareholder return. Options and the use of a single-year FFO measurement were eliminated from our long-term equity incentive grant structure beginning in 2016.

        At the Committee's February 27, 2017 meeting, the Committee made awards under the Executive Officer LTI Program (LTI) for 2017 consistent with the metrics and procedures adopted by the Committee as described above for 2017.

  Other Features of our Compensation Program

        The Compensation Committee annually reviews in detail all elements of our compensation program to ensure their alignment with our philosophy and rigorous corporate governance practices.

  What We Do:

  •
  Clawback.  We employ a policy that enables the Compensation Committee to recoup variable compensation in the event of a material restatement of our financial results caused by fraud or willful misconduct by senior officers of the Company. When the Securities and Exchange Commission adopts a formal policy, we will review our policy and revise it if necessary to ensure that it is fully compliant with the SEC regulations.

  •
  Annual Pay for Performance Analysis.  Each year, the Committee reviews Liberty's actual pay earned and Company performance compared to that of the Peer Group companies over a one-year and three-year period to ensure our philosophy of aligning actual compensation with financial results is effective.

  •
  Stock Ownership Guidelines.  Guidelines for senior officers and trustees have been in place since 2000, and are reviewed annually to ensure the guidelines reflect best practices. Our senior officers are required to acquire within a stated period of time, and thereafter to retain, shares of the Company equal in value to a multiple of their salary. The multiples range from one to six times the salary and are validated against market practice periodically. Trustees are expected to own an amount of Company common shares equal in value to six times the annual cash retainer paid to trustees. Senior officers and trustees are required to retain all shares awarded net of taxes until they meet the appropriate guideline, and thereafter to retain adequate shares as needed to continue compliance with the guidelines.

  •
  Independent Compensation Consultant.  The Committee engaged Pay Governance LLC as an independent compensation consultant to provide advice related to 2017 executive pay. The Committee has reviewed the independence of Pay Governance LLC's advisory role relative to the applicable independence factors under NYSE rules. Following its review, the Committee concluded that Pay Governance LLC has no conflicts of interest, and provides the Committee with objective and independent executive compensation advisory services.

  •
  Risk Oversight.  The Committee carefully considers, on an annual basis, the risks associated with all of our incentive programs.

  •
  Say-on-Pay Vote.  Our shareholders participate in an annual advisory vote on executive compensation (a "say-on-pay vote"). At our 2017 annual meeting of shareholders, 94.9% of the votes cast in the say-on-pay vote were voted in favor of the proposal. The Committee believes this vote demonstrates our shareholders' positive view of our compensation philosophy and policies. The Committee intends to continue to consider the results of future say-on-pay votes.

  What We Do Not Do:

  •
  Hedging.  The Company employs a policy that prohibits hedging by trustees and senior officers. Senior officers and trustees are only able to purchase or sell: the Company's common shares, units or any publicly traded preferred shares of the Company. Other than in the case of the Company-issued employee stock options, the purchase or sale of options on Company securities of any kind, whether "puts" or "calls," or similar cash-settled derivative securities by trustees and/or senior officers is not permitted. We plan to review our hedging policy when the Securities and Exchange Commission adopts formal regulations, and to revise it if necessary to ensure compliance with the regulations.

  •
  Pledging.  It is the policy of the Company that trustees and NEOs are prohibited from pledging Company securities or units, including in margin accounts, to the extent the securities sought to be pledged are necessary to satisfy the trustee's or NEO's stock ownership requirements as specified in the Company's corporate governance guidelines, and that, other than as stated above, trustees and NEOs are prohibited from pledging Company securities or units, including in margin accounts, without the approval of the Corporate Governance and Nominating Committee.

  •
  Tax Gross-Ups.  The Company does not provide tax gross-ups for excise taxes to any employees.

  •
  Employment Contracts.  We do not have any individual employment contracts with our executives.

  •
  Executive Perquisites.  Executives receive no perquisites or benefits and participate in the same benefits and welfare programs as all employees.

General

        As is its practice, the Committee established the 2017 performance goals early in 2017 and reviewed progress with respect to the applicable performance metrics regularly throughout 2017 and early in 2018. The final compensation determinations were made at a February 28, 2018 meeting, when the Committee approved 2017 annual incentive awards and vesting of performance-based long-term incentive awards. At the meeting, the Committee also set base salaries and targets for annual and long-term incentive awards for 2018, established 2018 performance goals and granted 2018 long-term incentive awards.

Compensation Objectives

        The compensation paid or awarded to our NEOs for 2017 is designed to meet the following objectives:

  •
  Performance-Based Compensation.  Create a compensation structure under which a meaningful portion of total compensation is dependent upon the Company's actual performance, including long-term performance, and to each NEO's individual performance. Our Annual Incentive and Long-Term Incentive Compensation are aimed at achieving this objective.

  •
  Competitive Compensation.  Provide NEOs the opportunity to earn competitive levels of compensation, upon achievement of performance goals, taking into account the compensation paid in the marketplace at comparable companies and the compensation paid by our Peer Group companies. Our Salary, Annual Incentive, and Long-Term Incentive Compensation are aimed at achieving this objective.

  •
  Stakeholder Alignment.  Encourage the maintenance and accumulation of meaningful equity ownership, and alignment of executive and shareholder interests, by providing compensation that ties the interests of NEOs to those of the Trust's shareholders by linking a portion of executive compensation directly to changes in shareholder value. Our Long-Term Incentive Compensation is aimed at achieving this objective.

  •
  Retention.  Provide compensation that will attract, motivate and retain superior talent over the long-term. Our Annual Incentive and Long-Term Incentive Compensation are aimed at achieving this objective.

Determination of Competitive Compensation

        The Committee met seven times during 2017, including twice by teleconference, to review, evaluate and determine compensation issues. The members of the Committee are professionals with substantial executive experience. Additionally, in assessing competitive compensation and performance incentives, the Committee relied on data and advice provided to it by its independent compensation consultant, Pay Governance LLC.

        The independent compensation consultant provides data and advice to the Committee on a regular basis. This consultant developed competitive compensation levels for seasoned executives with responsibilities similar to those of our NEOs, using comparative industry data derived from the NAREIT Compensation Survey and proxy data from the Peer Group companies. We believe that data regarding this Peer Group are useful with regard to an assessment of compensation for our NEOs because they reflect industry practices and provide comparisons as to individual positions. The Peer Group is comprised of companies that are generally categorized as either "Industrial," "Office" or "Diversified" and fit within an appropriate range of market capitalization relevant to the Company.

        Our Peer Group used to develop competitive benchmarks to assist the Committee in determining pay for 2017 consisted of the following companies:

Alexandria Real Estate Equities, Inc.	First Potomac Realty Trust(1)
Boston Properties, Inc.	Highwoods Properties, Inc.
Brandywine Realty Trust	Mack-Cali Realty Corporation
Corporate Office Properties Trust	ProLogis
DCT Industrial Trust	PS Business Parks, Inc.
Douglas Emmett, Inc.	SL Green Realty Corp.
Duke Realty Corporation	STAG Industrial, Inc.
EastGroup Properties, Inc.	Vornado Realty Trust
Equity Commonwealth	Washington Real Estate Investment Trust
First Industrial Realty Trust, Inc.

(1)
This entity was acquired on October 1, 2017 by Government Properties Income Trust. It was included as part of the Peer Group for purposes of compensation benchmarking but because it did not continue as the same entity for the entire three-year period, it was not considered as part of the Peer Group for the purpose of measuring three-year TSR performance.

        The Committee has generally focused on the median of the Peer Group as a reference point for setting target compensation. The Committee exercises its judgment after consultation with its independent compensation consultant to determine appropriate compensation for each NEO, taking into account the Peer Group data and the unique responsibilities and attributes of each NEO. The ultimate compensation decisions of the Committee are guided by competitive practice, individual role and performance, performance of the Company and internal equity.

Salaries

        Base salaries are set by the Compensation Committee and are designed to be competitive with the salaries paid by Peer Group companies. Historically, changes in individual base salaries have been based in part on the Committee's review of the report prepared by the independent compensation consultant, which includes a review of Peer Group compensation data, and on the Committee's review of the individual's responsibility, experience and performance, and increases in base salary being provided to our employee population generally. Base salaries are reviewed for adjustment annually.

        The salaries of our NEOs for 2017, as well as salary increases approved for 2018, are shown in the table below:

Name	2017 Salary	2018 Salary	Percentage Increase
William P. Hankowsky	$751,900	$751,900	0%
Christopher J. Papa	$468,650	$481,000	2.6%
Michael T. Hagan	$423,280	$450,000	6.3%
Herman C. Fala	$393,460	$405,000	2.9%

Annual Incentive Program

        The principal objective of our annual incentive program is to provide an incentive tied to annual measures of financial, operating, strategic and individual performance that we believe enhance the overall value of the Company. In setting the target level of incentive compensation opportunity, the Committee considers competitive factors, including target total cash compensation of peers.

        Dependent upon performance in 2017, each NEO was eligible to earn an annual incentive award as defined below:

	Annual Incentive as a % of Salary
Name	Threshold(1)	Target	Maximum
William P. Hankowsky	57.5%	115%	287.5%
Christopher J. Papa	42.5%	85%	170%
Herman C. Fala	42.5%	85%	170%
Michael T. Hagan	42.5%	85%	170%

(1)
The Threshold annual incentive is not a guaranteed minimum. The performance component of the annual incentive would be $0 for performance below minimum performance goals, subject to Committee discretion.

        The Committee determined the actual 2017 annual incentive awards earned for 2017 based on multiple factors. As the first step, the Compensation Committee considered the Company's achievement of its FFO performance against a goal the Committee established at the start of 2017 in order to fund the bonus pool. The requisite FFO goal was satisfied and thus the potential bonus pool was fully funded.

        The Compensation Committee then assessed performance using the following measures and their respective weightings:

Performance Measure	Weighting	Threshold	Target	Maximum	Actual
FFO per share	60%	$2.40	$2.46	$2.52	$2.54	(1)
Same Store NOI Growth	10%	1%	2%	3%	3.1%
Corporate MBOs	10%		- see text below -
Individual Performance	20%		- see text below -

(1)
After a net downward adjustment from actual 2017 FFO per share to eliminate the impact of certain capital events and other non-recurring events.

        As a result of the FFO performance and Same Store NOI Growth performance, payments to the NEOs were made with respect to both of these goals in an amount which reflected performance at the maximum level.

        Our corporate MBOs for 2017 included the following: achieve the performance results projected in the Company's 2017 business plans and guidance; develop a new five-year corporate strategy (2018 - 2022); capital/balance sheet management strategies designed to allow us to increase our returns to shareholders. The Committee concluded that these goals were all met or surpassed in 2017, resulting in a payout at the maximum level for this performance component of the annual incentives.

        Payments made for each NEO's achievement of his MBO portion of his annual incentive varied depending on the level of such NEO's achievement of his individual stated goals.

        Based on the above methodology, the Committee has determined the dollar amounts of annual incentive awards for 2017 (shown together with the target amount) are as follows:

Name	Amount Awarded	Target Amount
William P. Hankowsky	$1,967,158	$864,685
Christopher J. Papa	$776,787	$398,353
Michael T. Hagan	$701,587	$359,788
Herman C. Fala	$652,160	$334,441

        Consistent with a long-standing policy adopted by the Committee for all U.S.-based, bonus-eligible employees, our NEOs have the option of electing to receive common shares, with sale restrictions, in lieu of a cash annual incentive awarded to them, at the rate of shares equal to 120% of the cash value of the portion of the annual incentive (not to exceed $50,000) for which common shares are substituted, less applicable withholding tax. These shares encourage share ownership and further align employee and shareholder interest. Dividends are paid on common shares issued pursuant to such awards, and shares awarded are subject to one-year sales restrictions, which will expire on March 16, 2019.

        The annual incentive award payments are reflected in two separate columns of the Summary Compensation Table. The portion of the payment taken by the NEO in cash appears in the "Non-Equity Incentive Plan Compensation" column, while the portion which the NEO elected to take in common shares appears in the "Share Awards" column.

Long-Term Incentive Program—Equity-Based Compensation

Summary of the Executive Officer Long-Term Incentive Program

        Since 2008 the Committee has granted equity under the Liberty Property Trust Long-Term Incentive Program (the "Long-Term Incentive Plan"). Subject to that Plan, the Company's long-term incentive ("LTI") program for NEOs (the "Executive Officer LTI Program") provides for additional long-term performance focus, alignment with shareholders and NEO retention. Under this program, each NEO is eligible each year to receive an LTI grant with an award value that is a targeted percentage of salary, subject to adjustment based on performance.

        Beginning with 2016, we modified the program in a manner that we believe provides close alignment between earned compensation and shareholder value, as well as close alignment to the practices of our peers. Thus, for 2017, as with 2016, the annual equity award consisted of two components: 65% of the award is eligible to be earned following a three-year period based on how the Company's TSR performance compares to that of its Peer Group over that same period, and 35% of the award is eligible to cliff vest at the end of three years based on continued employment.

        In 2015, the Executive Officer LTI Program provided for annual awards in a target amount, divided in equal thirds as follows:

  •
  One-third of the target amount was awarded in options which, when vested, entitle the NEO to purchase common shares at the fair market value on the date of the award;

  •
  One-third of the target amount (the "TSR Portion") was awarded in restricted stock units that were at risk based on the Company's TSR performance relative to the Peer Group over the three-year period following the award (the "Award Period"); and

  •
  One-third of the target amount (the "FFO Portion") was awarded in restricted stock units that were at risk based on the Company's financial performance, measured by FFO achieved as compared to our FFO goal, during each of the three individual years of the Award Period. The FFO Portion was split into three equal pieces, corresponding to each of the three-years of the relevant Award Period.

        Under the Executive Officer LTI Program for 2015, the Compensation Committee adopted a schedule of performance goals for the RSU portions of each Award, defining the threshold and maximum at which the actual FFO Portion and TSR Portion were to be earned, in relation to the specified target levels. Based on the Company's actual performance over the Award Period, the RSU portion of the Award to be earned by the NEO could fall within the following ranges, although the

Compensation Committee retained discretion to reduce the Award from the prescribed level as it deems fit:

	RSU Award Earned as a % of Target Award
	CEO	Other NEOs
Threshold(1)	50%	50%
Target	100%	100%
Maximum	272%	200%

(1)
The Threshold LTI figure is not a guaranteed minimum payout. The performance-based components of the annual LTI award would be forfeited for performance below minimum performance goals.

        With respect to the 2015 award, although performance against the FFO Portion was determined, and thus "earned," annually over the Award Period, the FFO Portion is not payable until the end of the three-year Award Period. The TSR Portion for those years is measured over the entire three-year Award Period. If the recipient of the Award terminates by reason of death, Disability (as defined in the Share Incentive Plan) or (subject to scaled vesting based on age and years of service) retirement prior to the end of the Award Period, units would be payable at the end of the Award Period based on actual attainment within each Performance Period, and would not be pro-rated for short service. If the recipient of the Award is terminated for any other reason, including voluntary termination by the recipient, the Award would be forfeited. The Executive Officer LTI Program also includes several common restrictive covenants and other provisions, subject to the Compensation Committee's discretion, that would trigger forfeiture of an Award.

        When the Trust's common shares are issued with respect to the Awards they underlie, they will be issued under the Share Incentive Plan, and will generally be subject to the terms and conditions of that plan.

Performance in 2017

        The year 2017 was the final performance year of the 2015 award under the Executive Officer LTI Program and as a result the Committee was required to review the Company's three-year TSR performance under the TSR Portion of the award made in 2015 as well as to evaluate the Company's performance in 2017 to determine the amount earned under the relevant one-third of the FFO Portion of the 2015 award.

        As to the FFO Portion of the 2015 award, the NEOs were determined to have earned the maximum amount in 2017 for the FFO Portion of the awards made in 2015, resulting in a payout of 272% of the target amount of this portion of the 2015 award to the Chief Executive Officer and 200% of the target amount of this portion of the 2015 award to the NEOs other than the Chief Executive Officer.

        With respect to the TSR Portion of the 2015 award, our three-year TSR during 2015-2017 was at the target level (50th percentile relative to the Peer Group that was in place in 2015 for this calculation), and accordingly our executives received a target payout equal to 100% of this portion of the 2015 award.

        As a result of these determinations, the awards are set forth below. Mr. Papa joined the Trust in 2016, and thus did not receive a 2015 award.

William P. Hankowsky

	2015
	FFO Portion			TSR Portion
	Share Target	Shares Earned		Share Target	Shares Earned
Year 1	5,344	14,536	(1)	—	—
Year 2	5,344	11,778	(2)	—	—
Year 3	5,344	14,536	(3)	16,032	16,032
TOTAL	16,032	40,850		16,032	16,032

        Through the Record Date, Mr. Hankowsky also accrued an aggregate of 6,134 restricted stock units through the reinvestment of dividends accrued on the restricted stock units awarded. This dividend amount includes dividends accrued (a) on the FFO portion of the 2015 award at Target until the number of shares earned for any year is determined, and thereafter until vesting based on the actual number of shares as so determined, and (b) on the TSR Portion of the 2015 award at Target. These dividends are not shown in the table above.

Michael T. Hagan

	2015
	FFO Portion			TSR Portion
	Share Target	Shares Earned		Share Target	Shares Earned
Year 1	1,809	3,618	(1)	—	—
Year 2	1,809	3,075	(2)	—	—
Year 3	1,809	3,618	(3)	5,427	5,427
TOTAL	5,427	10,311		5,427	5,427

        Through the Record Date, Mr. Hagan also accrued an aggregate of 1,920 restricted stock units through the reinvestment of dividends accrued on the restricted stock units awarded. This dividend amount includes dividends accrued (a) on the FFO portion of the 2015 award at Target until the number of shares earned for any year is determined, and thereafter until vesting based on the actual number of shares as so determined, and (b) on the TSR Portion of the 2015 award at Target. These dividends are not shown in the table above.

Herman C. Fala

	2015
	FFO Portion			TSR Portion
	Share Target	Shares Earned		Share Target	Shares Earned
Year 1	1,694	3,388	(1)	—	—
Year 2	1,694	2,880	(2)	—	—
Year 3	1,695	3,390	(3)	5,083	5,083
TOTAL	5,083	9,658		5,083	5,083

        Through the Record Date, Mr. Fala also accrued an aggregate of 1,799 restricted stock units through the reinvestment of dividends accrued on the restricted stock units awarded. This dividend amount includes dividends accrued (a) on the FFO portion of the 2015 award at Target until the number of shares earned for any year is determined, and thereafter until vesting based on the actual number of shares as so determined, and (b) on the TSR Portion of the 2015 award at Target. These dividends are not shown in the table above.

(1)
Determined by the Committee in 2016.

(2)
Determined by the Committee in 2017.

(3)
Determined by the Committee in 2018.

        In view of the fact that 2017 was the final year of the Award Period for the 2015 LTI Awards to our NEOs, the following table presents a recap of the LTI Awards made to the NEOs in 2015, including the aggregate number of shares earned with respect to the FFO and TSR Portions of the RSU Awards, and the current status of the options granted in 2015, each as of February 28, 2018, the date on which the Committee determined the payout of the last component of these Awards:

	Number of Shares in Original 2015 RSU Grant	Number of Options in 2015 Grant	2015 LTI Target Value	2/28/18 Shares Earned (including dividend)	2/28/18 Share Value @ $39.26/sh	Strike Price of Options Granted in 2015	2/28/18 Value of Options	2/28/18 Total Value of 2015 LTI Grants
William P. Hankowsky	32,064	137,226	$1,692,012	63,016	$2,474,008	$35.18	$559,882	$3,033,851
Michael T. Hagan	10,854	46,452	$572,761	17,658	$693,253	$35.18	$189,524	$882,777
Herman C. Fala	10,166	43,512	$536,473	16,540	$649,360	$35.18	$177,529	$826,850

Overall 2017 Compensation

        The tables that follow this Compensation Discussion and Analysis set forth the compensation that our NEOs were paid in 2017. In certain cases, however, decisions regarding compensation for 2017 services performed by our NEOs were made in February 2018. In order to provide additional clarification on all compensation paid in consideration of 2017 performance, we are providing the following table. It should not be read as a replacement of the tables appearing following this Compensation Discussion and Analysis, but as a supplement thereto. The amounts reflected in this table include:

  •
  2017 annual salary;

  •
  2017 annual incentive award (annual incentive paid in 2018 in consideration of 2017 performance);

  •
  Other compensation paid in 2017;

  •
  Dividends on special restricted share awards; and

  •
  RSUs earned for 2017 under the 2015 award made under the Executive Officer LTI Program.

Name	Salary	Annual Bonus(a)	All Other Compensation(b)	Total Cash Compensation	RSUs Earned in 2017 Under 2015 Grant(c)	Dividends on Special Restricted Share Awards
William P. Hankowsky	$751,900	$1,967,158	$66,708	$2,785,766	35,183	884
Christopher J. Papa	$468,650	$776,787	$27,362	$1,272,799	—	—
Michael T. Hagan	$423,280	$701,587	$31,310	$1,156,177	10,495	—
Herman C. Fala	$393,460	$652,160	$28,338	$1,073,958	9,832	—

(a)
Consistent with a policy adopted by the Compensation Committee for all employees, our NEOs have the option of taking common shares in lieu of a cash annual incentive awarded to them at the rate of shares equal to 120% of the cash value of the portion of the annual incentive (not to exceed $50,000) for which common shares are substituted, less applicable withholding tax. Messrs. Papa and Fala exercised this option as to a portion of their entire annual incentives and were awarded 1,059 and 1,023 common shares, respectively.

(b)
Includes (i) $6,858, $1,242, $3,564 and $6,858 paid by the Company to purchase term life insurance policies for each of Messrs. Hankowsky, Papa, Hagan and Fala; (ii) $500 paid to each NEO as a holiday bonus with the exception of

  Mr. Hankowsky; this amount is paid to each employee of the Company; and (iii) $59,850, $25,620, $27,246 and $20,980 paid by the Company for dividends on restricted share awards for each of Messrs. Hankowsky, Papa, Hagan and Fala.

(c)
Includes dividends and multiplier on RSUs through February 28, 2018.

Long-Term Incentive Awards for 2017

        The long-term incentive awards granted on February 27, 2017 consisted of the following:

Name	Number of Restricted Shares in Time-Vested Portion(1)	Number of RSUs in TSR Portion(2)
William P. Hankowsky	16,333	30,333
Christopher J. Papa	6,151	11.422
Michael T. Hagan	5,555	10,317
Herman C. Fala	5,164	9,590

(1)
The restricted shares constituting the Time-Vested Portion are eligible to vest on the third anniversary of the grant date assuming the employee continues to be employed by the Company on the date, with vesting on death, Disability (as defined in the Share Incentive Plan) or (subject to age and years of service) retirement, in accordance with the grant agreements. Dividends are paid currently over the course of the vesting period.

(2)
The RSUs constituting the TSR Portion are eligible to vest at the end of a three-year performance period (for the 2017 grants, that is 1/1/17 - 12/31/19) depending on Liberty's TSR performance relative to the TSR performance of the companies comprising our Peer Group, based on the following formula: 0% of the target shares will be earned if performance is below threshold (25th percentile among our Peer Group); 50% of the target shares will be earned if performance is at threshold; 100% of the target shares will be earned if performance is at target (50th percentile among our Peer Group); and 272% of the target shares will be earned by the CEO and 200% of the target shares will be earned by the other NEOs if performance is at or above maximum (75th percentile among our Peer Group); results will be interpolated for TSR results falling between threshold and target or between target and maximum. Dividends are reinvested during the vesting period but will be paid at the end of the performance period only with respect to the shares actually earned based on performance.

Long-Term Incentive Awards for 2018

        At the Committee's February 28, 2018 meeting, the Committee made awards under the Executive Officer LTI Program for 2018 consistent with the same metrics and procedures adopted by the Committee as described above for 2017, except that for the CEO the total value of the LTI award at target has been increased from 240% of base salary to 265% and the 272% maximum payout multiplier for the CEO in the 2017 metrics has been reduced to 250% of target starting with 2018. The awards consisted of the following:

Named Executive Officer	Number of Restricted Shares in Time-Vested Portion	Number of RSUs in TSR Portion
William P. Hankowsky	17,531	32,558
Christopher J. Papa	6,137	11,396
Michael T. Hagan	5,741	10,662
Herman C. Fala	5,167	9,596

Share-Based Award Grant Practices

        In 2017, we followed practices for the grant of share-based awards consistent with the manner in which we have historically granted such awards. Among other things, these practices provide that annual share-based awards are approved annually by the Compensation Committee at a meeting held promptly after the data required by the compensation formula become available. These meetings are scheduled, and the annual grants are made, without regard to anticipated earnings or other major announcements by the Company or to whether executive officers or non-employee trustees are in possession of material, non-public information.

Management Severance Plan

        We have a management severance plan for a group of senior officers, including our NEOs. Various aspects of this plan are described under "Payments upon Termination Events, Including Following a Change of Control." The management severance plan provides for payments and other benefits to each of the NEOs if the executive's employment is terminated without cause or if the executive terminates employment for "good reason" within six months before or two years after a change of control.

Tax Considerations

        Except for performance-based compensation that meets certain requirements, Section 162(m) of the Internal Revenue Code provides that a publicly-held corporation may not deduct more than $1 million in a taxable year for certain forms of compensation made to the chief executive officer and certain other officers listed on the Summary Compensation Table. With the exception of certain grandfathered awards made pursuant to a written binding contract in effect on November 2, 2017, the Tax Cuts and Jobs Act which became law on December 22, 2017, amended Section 162(m) to eliminate the performance-based compensation exception effective January 1, 2018. Our policy under the prior law was generally to seek to preserve the federal income tax deductibility of compensation paid to our executives, and our annual bonus and equity awards have generally been structured to preserve deductibility under Section 162(m). We believe that substantially all of the compensation paid to our executives for 2017 was deductible. In setting the compensation arrangements with the NEOs for 2018 the Compensation Committee took into account the elimination of the performance-based compensation exception and was cognizant that compensation to any executive in excess of $1 million will not be deductible by the Company.

        Although our management severance plan previously provided for the payment to certain NEOs of a "gross-up" payment with respect to excise taxes and other taxes that might be payable as a result of payments under that plan, this feature of our plan was eliminated in 2016. As a result, no excise tax "gross-up" payments are payable to any of our officers.

Role of Executive Officers in Determining Executive Compensation for Named Executive Officers

        In connection with our 2017 compensation, Pay Governance LLC provided data and Ms. Hosansky, the Company's Senior Vice President—Human Resources, provided general support to the Compensation Committee to assist it in determining compensation levels. Mr. Hankowsky made recommendations as to the other NEOs, but not as to his own compensation. While the Compensation Committee utilized this information, and valued Mr. Hankowsky's observations with regard to other NEOs, the ultimate decisions regarding executive compensation were made by the Compensation Committee.

Share Ownership Guidelines

Share Ownership of Senior Officers

        Consistent with an emphasis on higher standards of corporate governance, we believe that the investment community values share ownership by senior management and that, by holding an equity position in the Trust, officers demonstrate their commitment to and belief in the long-term profitability of the Company. Accordingly, the Board believes that ownership of Company shares by officers should be encouraged, and has established ownership guidelines applicable to the Company's officers at the Senior Vice President level and above.

        The policy states that each covered officer should seek to acquire and maintain a level of ownership of Company common shares (determined based on the fair market value of such shares from time to time as a multiple of the officer's base salary) as follows: Chief Executive Officer: 6x; Chief Financial Officer, Chief Investment Officer and General Counsel: 3x; and Senior Vice Presidents: 1x.

        The policy stipulates that the covered officers should work toward achieving these levels of ownership with the objective of meeting the requirements within five years of becoming subject to these requirements. Once a covered officer has achieved the targeted level of share ownership, the policy states that he or she (i) should maintain at least that level of ownership for the duration of his or her tenure with the Company and (ii) should, within three-years after receiving an increase in salary or a promotion, seek to achieve the resulting greater target level of ownership. All senior officers are in compliance with this policy.

        The policy recognizes the following sources of share ownership for purposes of determining whether the above ownership target is satisfied:

  •
  Company common shares acquired by a covered officer, including unvested restricted share awards and restricted stock units;

  •
  Units of limited partnership interest in Liberty Property Limited Partnership; and

  •
  Company common shares owned directly by a covered officer's spouse or minor children who reside with the covered officer, or held in a trust established for estate and/or tax planning purposes that is revocable by the covered officer and/or his or her spouse.

        For purposes of determining whether the ownership target is satisfied, shares underlying outstanding options are not included.

        The policy further mandates that until such time as a covered officer has attained the applicable target ownership level, he or she must retain common shares obtained as a result of a share award, unless the Board otherwise permits.

Share Ownership of Trustees

        The Board believes that trustees should be shareholders and have a financial stake in the Company. In furtherance of this belief, non-management trustees are paid a portion of their annual fees in the Trust's common shares.

        Additionally, the trustees are expected to own an amount of Company common shares equal in value to 6x the annual cash retainer paid to trustees. Our policy stipulates that the trustees should work toward achieving these levels of ownership with the objective of meeting the requirements within five years of becoming a trustee. All trustees are in compliance with this policy.

Perquisites and Other Personal Benefits

        In addition to the components noted above, our compensation program may also include various benefits, such as health insurance plans and pension, profit sharing and retirement plans in which substantially all of the Company's employees participate. At the present time, the only plans in effect are health, dental, life and disability insurance plans, a 401(k) plan, a flexible spending insurance program, the generally applicable severance plan for all employees, an employee share purchase plan, other voluntary benefits programs and the severance plan for certain senior officers of the Company in the event of a change of control, as described under "Management Severance Plan."

Summary Compensation Table

        The following table shows, for the years ended December 31, 2017, 2016 and 2015, the compensation paid or accrued by the Company and its subsidiaries, including the Operating Partnership, to our named executive officers.

Name and Principal Position	Year	Salary	Bonus	Share Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William P. Hankowsky	2017	$751,900	$—	$1,773,100	$—	$1,967,158	$305,192	$4,797,350
President and Chief	2016	$730,000	$—	$2,149,607	$—	$1,746,160	$398,788	$5,024,555
Executive Officer	2015	$705,000	$—	$1,276,498	$564,0000	$1,527,143	$328,415	$4,401,056
Christopher J. Papa	2017	$468,650	$500	$760,284	—	$726,787	$58,454	$2,014,675
Executive Vice President and	2016	$265,417	$500	$1,099,078	$—	$634,548	$250,111	$2,249,654
Chief Financial Officer(5)
Michael T. Hagan	2017	$423,280	$500	$695,963	$—	$701,587	$86,961	$1,908,291
Chief Investment Officer	2016	$407,000	$500	$607,206	$—	$620,980	$87,705	$1,723,391
	2015	$395,000	$500	$1,053,581	$190,917	$—	$72,066	$1,712,064
Herman C. Fala,	2017	$393,460	$500	$708,304	$—	$602,160	$80,640	$1,785,064
General Counsel	2016	$382,000	$500	$717,711	$—	$540,954	$76,284	$1,717,449
	2015	$370,000	$500	$842,709	$178,833	$200,000	$40,464	$1,632,506

(1)
Consists of RSUs granted in 2017, together with the adjustment (in this case a net negative adjustment) to the 2015 award based on 2016 performance, as shown in the following table, all valued at the February 27, 2017 share price $39.85.

Name	2017 Grant	Net Decrease After Application of 2016 Performance Test
William P. Hankowsky	46,666	(2,172)
Christopher J. Papa	17,573	—
Michael T. Hagan	15,872	(2,286)
Herman C. Fala	14,754	(2,364)

  A portion of the amounts shown in this column reflects the elections by Messrs. Hankowsky, Papa, Hagan and Fala, consistent with a policy adopted by the Compensation Committee with respect to employee annual performance non-equity incentive compensation, which we sometimes refer to as annual bonus or annual incentive, to receive common shares in lieu of cash for all or part of their annual bonus compensation for 2017, 2016 or 2015. By making such elections, these individuals received shares equal to 120% of the cash value of such bonus or portion thereof, less applicable withholding tax (the "Bonus Value"). Each executive received the number of common shares able to be purchased with the dollar amount of the Bonus Value based on the closing price of the common shares of the Company on the New York Stock Exchange on March 16, 2018 $40.20 for bonuses included in 2017 compensation; the closing price of the common shares of the Company on the New York Stock Exchange on March 16, 2017 ($38.25) for bonuses included in 2016 compensation, or March 16, 2016 ($32.06) for bonuses included in 2015 compensation. Pursuant to these elections, Messrs. Papa and Fala were awarded 1,059 and 1,023 common shares, respectively, as 2017 compensation, and Messrs. Papa and Fala were awarded 1,066, and 1,021 common shares, respectively, as 2016 compensation, and Messrs. Hankowsky, Hagan and Fala were awarded 8,578, 14,339 and 10,553 common shares, respectively, as 2015 compensation. Dividends will be paid on the common shares issued pursuant to such awards. The contractual restrictions on sale related to such awards will expire on March 16, 2019 for the awards made as 2017 compensation and expired on March 16, 2018 for the awards made as 2016 compensation and March 16, 2017 for the awards made as 2015 compensation. Beginning with bonuses awarded in March 2017 for performance in 2016, this policy has been modified to limit to $50,000 the amount of an employee's bonus that is eligible for the 20% premium upon conversion to shares.

(2)
For information regarding the assumptions made in the valuations of these amounts, see Footnote 15 to the Company's financial statements for the year ended December 31, 2017 included in the Company's Annual Report on Form 10-K for that year.

(3)
This column shows amounts of annual performance non-equity incentive compensation for 2017, 2016 and 2015 taken by the named executive officers in cash.

(4)
Consists of:

•
amounts paid by the Company to purchase term life insurance policies as follows: $6,858, $1,242, $3,564 and $6,858 for Messrs. Hankowsky, Papa, Hagan and Fala, respectively, for 2017; $6,858, $621, $2,322 and $6,858 for Messrs. Hankowsky, Papa, Hagan and Fala, respectively, for 2016; and $3,564, $2,322, and $6,858 for Messrs. Hankowsky, Hagan and Fala, respectively, for 2015.

•
dividends paid on unvested shares as follows: $59,850, $25,620, $27,246 and $20,980 for Messrs. Hankowsky, Papa, Hagan and Fala, respectively, for 2017; $40,514, $16,611, $17,468 and $8,617 for Messrs. Hankowsky, Papa, Hagan, and Fala respectively, for 2016; and $17,337 and $10,837 for Messrs. Hankowsky and Hagan, respectively, for 2015.

•
unvested reinvested dividends accrued on unvested restricted shares on retention awards as follows: $35,529, $137,110 and $132,983 for Mr. Hankowsky for 2017, 2016 and 2015, respectively.

•
unvested reinvested dividends accrued on RSUs as follows: $202,955, $31,592, $56,151 and $52,802 for Messrs. Hankowsky, Papa, Hagan and Fala, respectively, for 2017; $214,306, $11,848, $67,915 and $60,809 for Messrs. Hankowsky, Papa, Hagan and Fala, respectively, for 2016; and $174,531, $58,908 and $33,606 for Messrs. Hankowsky, Hagan and Fala, respectively, for 2015.

(5)
Mr. Papa started his employment with the Company on June 1, 2016.

Grants of Plan Based Awards

        The following table summarizes plan based awards made to each of the named executive officers for 2017 under the Company's compensation plans:

					All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Share and Option Awards(4)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)
							Exercise or Base Price of Option Awards
	Grant Date(1)
Name		Threshold	Target	Maximum
William P. Hankowsky	N/A	$432,343	$864,685	$2,161,713	—	—	—	—
	2/27/2017	—	—	—	46,666	—	—	$1,859,640
Christopher J. Papa	N/A	$199,176	$398,353	$796,705	—	—	—	—
	2/27/2017	—	—	—	17,573	—	—	$700,284
Michael T. Hagan	N/A	$179,894	$359,788	$719,576	—	—	—	—
	2/27/2017	—	—	—	15,872	—	—	$632,499
Herman C. Fala	N/A	$167,221	$334,441	$668,882	—	—	—	—
	2/27/2017	—	—	—	14,754	—	—	$587,947

(1)
February 27, 2017 represents the date on which the Committee (i) set the range of potential annual incentive for 2017 performance by named executive officers, and (ii) made Awards under the Executive Officer Plan to the named executive officers for 2016. These Awards were determined in reference to the performance measures established by the Committee at its March 16, 2016 meeting. At the February 27, 2017 meeting, the Committee also established the range of potential Awards under the Executive Officer Plan for 2017 performance.

(2)
These columns reflect the range of potential annual incentive available to be earned by the named executive officer for 2017. The actual amounts earned for 2017 pursuant to the annual incentive program are set forth in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation" (or, where the named executive officer chose to take all or a portion of his annual incentive in the form of restricted shares, under "Share Awards"), and are also set forth in the table below. Each named executive officer's annual incentive is a function of salary, with each named executive officer able to earn a specified target percentage of his salary (115% for chief executive officer and 85% for chief financial officer, chief investment officer and chief legal officer), subject to adjustment based on performance. The base amount of the annual incentive was calculated in accordance with the two step process discussed under "Compensation Discussion and Analysis—Annual Bonus Program."

  The dollar amounts of the actual awards under the annual incentive program for 2017 performance, determined by the Committee at its February 28, 2018 meeting, were as follows:

Name	Dollar Value(a)
William P. Hankowsky	$1,967,158
Christopher J. Papa	$776,787
Michael T. Hagan	$701,587
Herman C. Fala	$652,160

(a)
See footnote (1) to the Summary Compensation Table for a discussion of the election by some of the named executive officers to receive common shares in lieu of cash for all or part of their annual bonus compensation for 2017.
(3)
This column shows the sum of the restricted share and RSU components of the Awards made under the Executive Officer Plan on February 28, 2018

(4)
The value of the restricted share and RSU awards was based on the closing price of the common shares on the New York Stock Exchange on February 27, 2017 of $39.85.

CEO Pay Ratio

        We are committed to transparency about our compensation practices. We provide detailed and comprehensive public disclosure about how the Compensation Committee structures our executive compensation program and makes individual compensation decisions for our CEO and other NEOs each year. Additionally, the Compensation Committee monitors the relationship between the compensation of our CEO and NEOs and our other employees. In accordance with Item 402(u) of Regulation S-K, which is first applicable to us with respect to 2017, we are disclosing the ratio of the pay of our CEO to our median employee (the CEO pay ratio). We believe that the CEO pay ratio disclosure will further enhance our transparency about compensation.

        We identified the median employee by examining the annual total compensation for all of our employees, excluding our CEO, who were employed by us on December 31, 2017. We included all employees, whether employed on a full-time, part-time or seasonal basis, and considered all compensation earned for 2017, including the following:

  •
  Overtime pay

  •
  Annual base pay

  •
  Calendar year cash bonus

  •
  Calendar year equity compensation grants (time and or performance vesting restricted share units)

  •
  Holiday compensation

        After identifying the median employee based on the process described above, we calculated annual total compensation for the median employee using the same methodology we use for our CEO as set forth in the Summary Compensation Table. The total annual compensation calculated for our CEO was $4,797,350 and for our median employee was $96,152. The resulting ratio for our CEO's pay compared with the pay of our median employee for 2017 is 49.9 to 1.

 Outstanding Equity Awards at Fiscal Year-End

        The following table contains information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2017:

	Option Awards						Share Awards
	Number of Securities Underlying Unexercised Options									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options								Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
									Market Value of Shares or Units That Have Not Vested(1)
							Number of Shares or Units That Have Not Vested
					Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
William P. Hankowsky	106,391	—		—	$32.71	3/16/2020	—		—	—		—
	68,668	—		—	$33.77	2/28/2021	—		—	—		—
	70,122	—		—	$34.56	3/16/2022	—		—	—		—
	64,539	—			$39.59	3/18/2023	—		—	—		—
	130,634	—			$37.26	3/17/2024	—		—	—		—
	68,613	68,613	(2)		$35.18	3/16/2025	67,587	(3)	$2,906,917	95,139	(7)	$4,091,928
Christopher J. Papa	—	—		—	—	—	13,368	(4)	$574,958	24,869	(8)	$1,069,616
Michael T. Hagan	41,852	—		—	$32.71	3/16/2020	—		—	—		—
	25,287	—		—	$33.77	2/28/2021	—		—	—		—
	25,051	—		—	$34.56	3/16/2022	—		—	—		—
	23,056	—		—	$39.59	3/18/2023	—		—	—		—
	42,109	—			$37.26	3/17/2024	—		—	—		—
	23,226	23,226	(2)		$35.18	3/16/2025	25,726	(5)	$1,106,475	32,100	(9)	$1,380,621
Herman C. Fala	42,085	—		—	$37.26	3/17/2024	—		—	—		—
	21,756	21,756	(2)	—	$35.18	3/16/2025	22,821	(6)	$981,531	30,015	(10)	$1,290,945

(1)
Value is calculated by multiplying the number of shares subject to vesting by $43.01, the closing price of the common shares on the New York Stock Exchange on December 29, 2017.

(2)
Represents options granted on March 16, 2015 with respect to fiscal year ended December 31, 2014. Such options became exercisable up to 20% after one year, 50% after two years, and will become exercisable up to 100% after three years.

(3)
These shares will vest as follows:

•
4,294 shares, being the unvested portion of an award of 10,735 shares granted on May 17, 2014, vesting in equal installments on the first five anniversaries of the date of grant;

•
19,127 shares, being the unvested award of shares granted on March 16, 2016 eligible to vest on the third anniversary of the date of grant; and

•
16,333 shares, being the unvested award of shares granted on February 27, 2017 eligible to vest on the third anniversary of the date of grant.

Additionally, represents 27,833 earned RSUs. See footnote (7).

(4)
These shares will vest as follows:

•
1,066 shares on March 16, 2018 (shares granted on March 16, 2017 pursuant to the Company's bonus program, under which the executive can elect to receive restricted common shares, subject to a one-year holding period, in lieu of a portion of his annual bonus);

•
4,411 shares, being the unvested portion of an award of 6,616 shares granted on June 1, 2016 vesting in equal installments on the first three anniversaries of the date of grant;

•
1,740 shares, being the unvested portion of an award of 10,869 shares granted on June 1, 2016 eligible to vest 51% on December 20, 2016, 33% on December 20, 2017 and 16% on December 20, 2018; and

•
6,151 shares, being the unvested award of shares granted on February 27, 2017 eligible to vest on the third anniversary of the date of grant.

(5)
These shares will vest as follows:

•
2,684 shares, being the unvested portion of an award of 6,710 shares granted on March 17, 2014, vesting in equal installments on the first five anniversaries of the date of grant;

•
6,443 shares, being the unvested award of shares granted on March 16, 2016 eligible to vest on the third anniversary of the date of grant;

•
5,555 shares, being the unvested award of shares granted on February 27, 2017 eligible to vest on the third anniversary of the date of grant; and

•
3,879 shares being the unvested special award of shares granted February 27, 2017 eligible to vest on the second anniversary of the grant.

Additionally, represents 7,165 earned RSUs. See footnote (9).

(6)
These shares will vest as follows:

•
1,021 on March 16, 2018 (shares granted on March 16, 2017 pursuant to the Company's bonus program, under which the executive can elect to receive restricted common shares, subject to a one-year holding period, in lieu of a portion of his annual bonus);

•
6,047 shares, being the unvested award of shares granted on March 16, 2016 eligible to vest on the third anniversary of the date of grant;

  •
  5,164 shares, being the unvested award of shares granted on February 27, 2017 eligible to vest on the third anniversary of the date of grant; and

  •
  3,879 shares being the unvested special award of shares granted February 27, 2017 eligible to vest on the second anniversary of the grant.

  Additionally, represents 6,710 earned RSUs. See footnote (10).

(7)
Represents 122,972 RSUs, including 47,690 granted on March 16, 2015, 35,521 granted on March 16, 2016 and 30,333 granted on February 27, 2017, as well as dividends of an aggregate of 9,428 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant, less 27,833 earned RSUs included in footnote (2). Each grant amount reflects the application of multipliers in subsequent years.

(8)
Represents 24,869 RSUs, including 12,288 granted on June 1, 2016 and 11,422 granted on February 27, 2017, as well as dividends of an aggregate of 1,159 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant.

(9)
Represents 39,265 RSUs, including 13,929 granted on March 16, 2015, 11,965 granted on March 16, 2016 and 10,317 granted on February 27, 2017, as well as dividends of an aggregate of 3,054 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant, less 7,165 earned RSUs included in footnote (4). Each grant amount reflects the application of multipliers in subsequent years.

(10)
Represents 36,725 RSUs, including 13,046 granted on March 16, 2015, 11,230 granted on March 16, 2016 and 9,590 granted on February 27, 2017, as well as dividends of an aggregate of 2,859 shares accrued in connection with the Trust's quarterly dividends to shareholders since date of grant, less 6,710 earned RSUs included in footnote (5). Each grant amount reflects the application of multipliers in subsequent years.

 Option Exercises and Shares Vested

        The number of shares acquired and the value realized on the exercise of options by and the vesting of share awards for each of the named executive officers during 2017 are set forth in the following table.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
William P. Hankowsky	—	—	107,875	$4,135,284
Christopher J. Papa	—	—	5,791	$246,317
Michael T. Hagan	—	—	9,141	$352,203
Herman C. Fala	—	—	7,792	$300,226

Equity Compensation Plan Information

        The following table provides information regarding our compensation plans under which our equity securities are authorized for issuance. The information provided is as of December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1 of this table)(1)
Equity Compensation Plans Approved by Security Holders	1,589,969	$34.97	5,049,687
Equity Compensation Plans Not
Approved by Security Holders	—	—	—

Total	1,589,969	$34.97	5,049,687

(1)
Does not reflect restricted shares awarded in 2018 with respect to the fiscal year ended December 31, 2017. Taking into account restricted shares subject to awards under the LTI and Executive Officer Plan made on February 28, 2018, the numbers listed above would be as follows: 1,589,969 (number of shares to be issued); $34.97 (weighted-average price); and 4,797,035 (number of securities remaining available).

Payments upon Termination Events, Including Following a Change of Control

        The Company has a management severance plan for a group of senior officers of the Company, including Messrs. Hankowsky, Papa, Hagan and Fala. The management severance plan applies in the event of terminations following a change of control, as defined in the plan and described below. Pursuant to a letter agreement between Mr. Papa and the Company entered into in connection with Mr. Papa's employment, he is also entitled to certain payments in the case of certain terminations on or before July 1, 2019 as described in that letter. For other termination events, the named executive officers are covered by the Company's termination policies applicable generally to all employees.

        The tables below reflect the amounts that would be payable to the NEOs upon various termination events, including pursuant to the management severance plan. These tables show the amount of compensation payable to each of the named executive officers in the event of termination of such executive's employment, in each of the following cases: termination by the Company not for Cause, retirement, in the event of death or disability and, as covered by the management severance plan, in connection with a change of control. The amounts indicated are based on the assumption that the termination occurred as of December 29, 2017, on which date the closing price of the common shares on the New York Stock Exchange was $43.01. Actual amounts payable would vary based on the date of the NEO's termination and can only be finally determined at that time.

Payments Made Upon Termination by the Company Not for Cause

        If the employment of an NEO is terminated by the Company not for cause (including such a termination in connection with a change of control), he is entitled to receive the following amounts consistent with our policies for all employees:

  •
  unused vacation pay, except that unused vacation pay for the NEOs other than the CEO is capped at its value as of December 31, 2017, and the CEO Mr. Hankowsky has agreed to forego his right to receive any accrued unused vacation pay upon his termination of employment for any reason;

  •
  a severance payment equal to weekly salary times a multiple based on years of service, subject to adjustment in the discretion of the Committee; and

  •
  a payment to defray incremental cost of continuation of benefits during the severance period.

Payments Made Upon Retirement

        Under the terms of the agreements pursuant to which the NEOs have been granted their options, restricted shares and restricted share units, the vesting of unvested options, restricted shares or restricted share units at the retirement of the named executive officer is generally based upon a sliding scale taking into account the NEO's age and length of service to the Company. The following table illustrates this scale:

Age	Minimum Years of Service to Company	Amount to Vest
55 - 56	10	Options and restricted shares that would have vested in accordance with their terms during the 12 month period after the named executive officer's retirement shall vest as of the date of retirement
57 - 58	8	Options and restricted shares that would have vested in accordance with their terms during the 24 month period after the named executive officer's retirement shall vest as of the date of retirement
59 - 60	6	Options and restricted shares that would have vested in accordance with their terms during the 36 month period after the named executive officer's retirement shall vest as of the date of retirement
61 - 62	4	Options and restricted shares that would have vested in accordance with their terms during the 48 month period after the named executive officer's retirement shall vest as of the date of retirement
63 - 64	2	Options and restricted shares that would have vested in accordance with their terms during the 60 month period after the named executive officer's retirement shall vest as of the date of retirement
65 or more	—	All options and restricted shares not vested at the date of retirement shall vest as of the date of retirement

        In each case above, all unvested RSUs as of the date of retirement will remain eligible to be earned and vested in accordance with the applicable grant documents for the period of time after retirement as stated in each case above, notwithstanding that the NEO is no longer employed by the Company.

        As of December 31, 2017, the NEOs were the following ages and had the following years of service to the Company:

Name	Age	Years of Service
William P. Hankowsky	66	17
Christopher J. Papa	52	1
Michael T. Hagan	60	28
Herman C. Fala	68	4

        The options that become exercisable upon retirement, along with any other options that were already exercisable on the date of retirement, may be exercised until the date that is 36 months after the date of retirement.

        Upon retirement an NEO other than the CEO is also entitled to receive unused vacation pay, except as stated above.

Payments Made Upon Death or Disability

        In the event of the death or disability of an NEO, all unvested options and restricted shares owned by the NEO will vest immediately, and all unvested restricted share units will remain eligible to be earned and vested in accordance with applicable grant documents, notwithstanding that the NEO is no longer employed by the Company. In the case of options, the options will remain exercisable until the date that is 36 months after the date of termination of the named executive officer's employment with the Company due to his death or disability. Upon death or disability an NEO (other than the CEO) or his representatives are also entitled to receive unused vacation pay, except as described above.

Payments Made Upon a Termination Following a Change of Control

        Pursuant to the management severance plan, if within six months prior to a change of control or two years following a change of control an executive's employment is terminated by the Company (other than termination for cause) or the executive terminates his employment in certain circumstances defined in the agreement which constitute "good reason":

  •
  the NEO will receive:

  •
  a lump sum severance payment equal to a multiple times the executive's current annual base salary and target bonus (the multiple is 3X for Mr. Hankowsky, and 2X for the other NEOs);

  •
  a lump sum amount representing a pro rata portion, through the date of termination, of unpaid performance bonus for the year in which the termination occurs, based on the average of prior years' bonuses or, for recent hires, target bonus;

  •
  a lump sum payment in the sum of $10,000 in lieu of continued coverage under the Company's term life insurance policies, plus an amount calculated to approximate the after-tax increase of health insurance premiums that the officer will incur over an eighteen-month period as the result of being ineligible to participate as an employee in the Company's health insurance plans;

  •
  all options, restricted shares and restricted share units held by the executive will automatically vest, with vesting of as-yet-unearned performance-based restricted share units to take place at target.

  •
  If the total payments to the NEO would constitute an "excess parachute payment" within the meaning of the Internal Revenue Code, then the amount of the payments will be reduced to an amount that does not trigger an excise tax, if such a reduction would provide the NEO with a greater net after-tax amount than would be the case if no reduction were made.

        Under the Management Severance Plan, a change of control is deemed to occur on:

  •
  the date on which shareholders of the Trust (or the Board, if shareholder approval is not required) approve a plan to dissolve or liquidate the Trust;

  •
  the date on which transactions contemplated by an agreement to sell or dispose of substantially all of the Trust's assets are consummated, other than a transaction in which holders of the Trust's shares just prior to the transaction will have at least 50% of the voting power of the acquiring entity's voting securities just after the transaction (without regard to such holder's ownership of the acquiring entity's voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders just after the transaction in substantially the same proportion among themselves as just prior to the transaction;

  •
  the first date on which (i) transactions contemplated by an agreement to merge or consolidate the Trust with or into another entity (or to merge the other entity with or into the Trust) are consummated, other than a transaction in which holders of the Trust's shares just prior to the transaction will have at least 50% of the voting power of the surviving entity's voting securities just after the transaction (without regard to such holder's ownership of the acquiring entity's voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders just after the transaction in substantially the same proportion among themselves as just prior to the transaction and (ii) those who were board members just prior to the merger or consolidation cease to constitute a majority of the Board;

  •
  the date on which any entity, person or group (excluding the Trust, any of its subsidiaries, or any employee benefit plan sponsored or maintained by the Trust or any of its subsidiaries) has become the beneficial owner of, or has obtained voting control over, more than 20% of the outstanding shares (without regard to any contractual or other restriction on the conversion or other exchange of securities into or for shares); or

  •
  the first day after which a majority of the Board has been a member of the Board for less than two years, unless the nomination for election of each new trustee (who was not a trustee at the beginning of such two-year period) was approved by a vote of at least 2/3 of the trustees then in office who were trustees at the beginning of such period.

William P. Hankowsky

	Termination by Trust Not For Cause	Retirement		Death or Disability		Termination Within Six Months Before or Two Years Following a Change of Control
Cash Severance	$525,558	—		—		$4,899,218
Value of Accelerated Share-Based Awards	—	7,351,245	(1)	7,535,936	(1)	7,535,936

Total	$525,558	$7,351,245		$7,535,936		$12,435,154

Christopher J. Papa

	Termination by Trust Not For Cause	Retirement	Death or Disability		Termination Within Six Months Before or Two Years Following a Change of Control
Cash Severance	$1,765,044	$30,942	$30,942		$1,790,770
Value of Accelerated Share-Based Awards	828,373	45,849	1,642,972	(2)	1,642,972

Total	$2,593,417	$76,791	$1,673,914		$3,433,742

Michael T. Hagan

	Termination by Trust Not For Cause	Retirement		Death or Disability		Termination Within Six Months Before or Two Years Following a Change of Control
Cash Severance	$723,140	$296,296		$296,296		$1,618,278
Value of Accelerated Share-Based Awards	—	2,502,086	(3)	2,668,936	(3)	2,668,936

Total	$723,140	$2,798,382		$2,965,232		$4,287,214

Herman C. Fala

	Termination by Trust Not For Cause	Retirement		Death or Disability		Termination Within Six Months Before or Two Years Following a Change of Control
Cash Severance	$161,993	$84,725		$84,725		$1,495,023
Value of Accelerated Share-Based Awards	—	2,276,024	(4)	2,442,846	(4)	2,442,846

Total	$161,993	$2,360,749		$2,527,571		$3,937,869

(1)
This amount includes $4,015,973 representing the target value of 93,373 performance-based RSUs, and target value of dividends thereon, the actual payout of which will not be determined until the end of the award period, which would be subsequent to the termination date, and which may result in an actual payout ranging from zero shares to 200% of the target value.

(2)
This amount includes $1,069,616 representing the target value of 24,869 performance-based RSUs, and target value of dividends thereon, the actual payout of which will not be determined until the end of the award period, which would be subsequent to the termination date, and which may result in an actual payout ranging from zero shares to 200% of the target value.

(3)
This amount includes $1,358,858 representing the target value of 31,594 performance-based RSUs, and target value of dividends thereon, the actual payout of which will not be determined until the end of the award period, which would be subsequent to the termination date, and which may result in an actual payout ranging from zero shares to 200% of the target value.

(4)
This amount includes $1,270,601 representing the target value of 29,542 performance-based RSUs, and target value of dividends thereon, the actual payout of which will not be determined until the end of the award period, which would be subsequent to the termination date, and which may result in an actual payout ranging from zero shares to 200% of the target value.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Exchange Act, the Company's executive officers and trustees, and persons beneficially owning more than 10% of the common shares, are required to file with the Securities and Exchange Commission reports of their initial ownership and changes in ownership of common shares. The Company believes that during 2017, its executive officers and trustees who were required to file reports under Section 16(a) complied with such requirements in all material respects, except that (i) a report on Form 4 regarding the grant to Ms. Nader, on October 24, 2017, of 1,100 common shares as compensation for her service on the Board of Trustees was filed on December 22, 2017 and (ii) charitable gifts by Mr. Hankowsky on January 8, 2015 (1,000 shares), August 1, 2016 (1,000 shares), December 19, 2016 (1,000 shares), June 15, 2017 (1,000 shares), July 5, 2017 (190 shares) and December 22, 2017 (35,000 shares), which should have been reported on a Form 5 for the year in which the gift occurred, were reported on a Form 4 filed on March 2, 2018.

TRUSTEE COMPENSATION

        The following table shows the compensation paid to the members of the Trust's Board of Trustees for the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash	Share Awards(1)(2)	All Other Compensation	Total
Frederick F. Buchholz	$85,500	$91,500	—	$177,000
Thomas C. DeLoach, Jr.	$85,500	$91,500	—	$177,000
Katherine Elizabeth Dietze	$95,500	$91,500	—	$187,000
Antonio F. Fernandez	$92,000	$91,500	—	$183,500
Daniel P. Garton	$115,500	$91,500	—	$207,000
M. Leanne Lachman	$82,000	$91,500	—	$173,500
David L. Lingerfelt	$85,500	$91,500	—	$177,000
Marguerite M. Nader	$38,500	$45,750	—	$84,250
Fredric J. Tomczyk	$97,000	$91,500	—	$188,500

(1)
The aggregate numbers of shares issuable upon the exercise of options to purchase shares for the trustees outstanding as of December 31, 2017 are as follows: Mr. Buchholz (options to purchase 38,500 shares); Mr. DeLoach (options to purchase 28,500 shares); Ms. Dietze (options to purchase 23,500 shares); Mr. Garton (options to purchase 33,500 shares); and Ms. Lachman (options to purchase 33,500 shares).

(2)
The grant date fair value of the share awards made to each of the non-employee trustees in 2017 was $38.67.

 PROPOSAL 4—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP has audited the Trust's financial statements since the Trust's inception. The Audit Committee of the Board of Trustees has selected Ernst & Young LLP as the Trust's independent registered public accounting firm for the fiscal year ending December 31, 2018.

        Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees billed to the Trust by Ernst & Young LLP

        Ernst & Young was the Trust's independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016.

        Audit Fees.    Fees for audit services rendered to the Trust and the Operating Partnership by Ernst & Young LLP for the fiscal years ended December 31, 2017 and 2016 were $1,402,525 and $1,246,100, respectively. These services included (i) the audit of the Trust's and the Operating Partnership's annual financial statements and internal control over financial reporting, (ii) the reviews of the financial statements included in the Trust's and the Operating Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30 and (iii) consents on the Trust's and the Operating Partnership's Forms 8-K and S-3.

        Audit-Related Fees.    Fees for audit-related services that were reasonably related to the performance of the 2017 and 2016 audits or reviews of the financial statements of the Trust and the Operating Partnership and are not reported under the preceding paragraph totaled $3,000 for each year. These fees were for attest services relating to required reporting to the United States Environmental Protection Agency.

        Tax Fees.    Fees billed to the Trust and the Operating Partnership by Ernst & Young LLP during 2017 and 2016 for professional services rendered for tax compliance, tax advice and tax planning totaled $283,225 and $285,840, respectively.

        All Other Fees.    All other fees billed to the Trust and the Operating Partnership by Ernst & Young LLP during 2017 and 2016 were for audit and tax services on certain unconsolidated joint ventures during 2017 and 2016 equaling $425,000 and $420,900, respectively. These fees were paid by the respective joint venture partnerships.

        All audit, audit-related and tax services were pre-approved by the Audit Committee. The Audit and Non-Audit Services Pre-Approval Policy provides for (i) general pre-approval of certain specified services and (ii) specific pre-approval of all other permitted services, as well as proposed services exceeding pre-approved cost levels. The policy authorizes the Audit Committee to delegate pre-approval authority with respect to permitted services to one or more of its members.

        For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission's rules on auditor independence. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Trust's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Trust's ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

        Shareholder ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm is not required by the Trust's Bylaws or any other applicable legal requirement. However, the Board of Trustees is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Trustees will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Trustees at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Trust and the shareholders.

        The Audit Committee has considered whether Ernst & Young LLP's provision of services other than professional services rendered for the audit and review of the Trust's annual financial statements is compatible with maintaining Ernst & Young LLP's independence, and has determined that it is so compatible.

Recommendation and Required Vote

        The Board of Trustees recommends a vote FOR ratification of Ernst & Young LLP as the Trust's independent registered public accounting firm for the fiscal year ending December 31, 2018. Ratification requires the affirmative vote of a majority of all the votes cast at the Meeting.

 POLICY FOR APPROVING RELATED PARTY TRANSACTIONS

        The Code of Conduct requires employees, officers, and trustees to bring promptly to the attention of our General Counsel any transaction or series of transactions that may result in a conflict of interest between that person and the Trust. Annually, independent Internal Auditors also solicit disclosure questionnaires from officers and trustees for review.

        Following any material disclosure, our General Counsel and Vice President of Internal Audit will review the relevant facts disclosed with the Chairman of our Audit Committee. After this review, the Chairman will determine whether the matter should be brought to the Audit Committee or the full Board of Trustees for approval. The Audit Committee or Board then reviews the (proposed) transaction(s) as specified under SEC Item 404 (Regulation S-K) and examines each such transaction for potential conflicts of interest and other improprieties. If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Trust's financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Committee is responsible for oversight of this function. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements and management's assessment of internal control over financial reporting in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements in accordance with U.S. generally accepted accounting principles, the firm's judgments as to the quality, not just the acceptability, of the Trust's accounting principles and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board, including those required to be discussed with the Committee by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board. The Committee has discussed with the independent registered public accounting firm the firm's independence from management and the Trust, including the matters in the written disclosures required by Independence Rule No. 3526, and has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Rule No. 3526. In addition, the Committee has considered the effect of the independent registered public accounting firm's provision of non-audit services on the audit and considers such services compatible with the independent registered public accounting firm's maintenance of independence.

        The Committee discussed with the Trust's internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee pre-approved all audit and non-audit services provided by the independent registered public accounting firm in accordance with the Audit and Non-Audit Services Pre-Approval Policy adopted by the Committee. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Trust's internal controls, and the overall quality of the Trust's financial reporting.

        The Committee also approves the compensation and annual selection of the independent registered public accounting firm, and is involved in the selection of the accounting firm's lead engagement partner on the Company's account. The Committee also considers both the accounting firm's tenure and impact of changing auditors when assessing whether to retain the current independent registered public accounting firm as its external auditor.

        During 2017, management completed the documentation, testing and evaluation of the Trust's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Committee with a report on the effectiveness of the Trust's internal control over financial reporting. The Committee also reviewed the report of management contained in the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission, as well as Ernst & Young LLP's Reports of Independent Registered Public Accounting Firm (included in the Trust's Annual Report on Form 10-K) and reports related to its audits of the consolidated financial statements and the effectiveness of internal control over financial reporting. The Committee continues to oversee the Trust's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2018.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Audit Committee

Fredric J. Tomczyk (Chair)
Frederick F. Buchholz
Thomas C. DeLoach, Jr.
Katherine Elizabeth Dietze
Robert G. Gifford (joined the committee in February 2018)
David L. Lingerfelt

        The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

 REPORT OF THE CORPORATE GOVERNANCE
AND NOMINATING COMMITTEE

        The Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board.

        The Corporate Governance and Nominating Committee has developed and the Board has adopted the Trust's corporate governance guidelines, which are posted under the "Investors" section of the Trust's web site at www.libertyproperty.com. Copies are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Corporate Governance and Nominating Committee

Katherine Elizabeth Dietze (Chair)
Thomas C. DeLoach, Jr.
Antonio F. Fernandez
Robert G. Gifford (joined the committee in February 2018)
M. Leanne Lachman
Marguerite M. Nader (joined the committee in October 2017)

        The Report of the Corporate Governance and Nominating Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee oversees the Trust's executive compensation process on behalf of the Board of Trustees. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Compensation Discussion and Analysis.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Antonio F. Fernandez (Chair)
Frederick F. Buchholz
M. Leanne Lachman
David L. Lingerfelt
Fredric J. Tomczyk

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee was an officer or employee of the Trust or its subsidiaries during 2017, was formerly an officer of the Trust or its subsidiaries, or had any relationship with the Trust other than as trustee since the beginning of 2017 that requires disclosure under applicable Securities and Exchange Commission regulations.

 MATTERS RELATED TO RISK

The Board's Role in Risk Oversight

        The Board's role in the Trust's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Trust, including operational, financial, legal and regulatory and strategic risks. The Board also works to oversee risk through its consideration and authorization of significant matters, such as major strategic, operational and financial initiatives and its oversight of management's implementation of those initiatives.

        In particular, the Audit Committee is tasked pursuant to its charter to "discuss with management the Company's major policies with respect to risk assessment and risk management." As appropriate, the Chair of the Audit Committee reports to the full Board on the activities of the Audit Committee in this regard, allowing the Audit Committee and the full Board to coordinate their risk oversight activities.

        In its risk oversight capacity, the Board and the Audit Committee engage in various practices, including, without limitation:

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  review and consideration of reports from and information provided by management to the Board and its committees on topics relating to the risks that the Trust faces, including, without limitation, the conditions in markets in which the Trust operates or is considering operating, tenant concentrations and credit worthiness, leasing activity and expirations, the status of current and anticipated development projects, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, potential risks relating to data breaches and cybersecurity, existing and potential legal claims against the Trust and various other matters relating to the Trust's business;

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  the required approval by the Board or the applicable committee of the Board of significant transactions and other decisions, including, among others, acquisitions and dispositions of properties, development projects and new borrowings;

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  the direct oversight of specific areas of the Trust's business by the Compensation, Audit and Corporate Governance and Nominating Committees; and

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  review and consideration of reports from and information provided by the Trust's auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Trust's compensation practices, qualification of the Trust as a REIT for tax purposes and the Trust's internal control over financial reporting.

        The Audit Committee is specifically responsible for discussing the guidelines and policies that govern the process by which the Trust's exposure to risk is assessed by management. As part of this process, the Audit Committee regularly assesses risks faced by the Trust in a manner designed to identify and analyze risks to achieving the Trust's business objectives. The results of these risk assessments are then discussed with management. In addition, as one component of the Trust's anti-fraud program, the Trust, under the supervision of the Audit Committee, established a hotline available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

Risk Considerations in our Compensation Program

        Our Compensation Committee has considered the concept of risk as it relates to our compensation program. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies or practices do not create risks that are reasonably likely to have a material adverse effect on us. In our

"Compensation Discussion and Analysis," we discuss in general the compensation policies and practices that are applicable to our named executive officers. We believe that because these policies and practices, as well as the policy and practices utilized with respect to our more senior employees, incorporate variable compensation elements that focus on our overall financial performance, our individual employees are incentivized to act in furtherance of our overall corporate goals. We also have in place various operational controls, such as senior management review of significant leases and contracts, that we believe would aid in preventing the implementation of risky business arrangements.

        Compensation to our executive officers and senior employees is comprised of both fixed and incentive-based elements. The fixed compensation (i.e., regular salary) provides reliable, foreseeable income that mitigates the focus of our employees on the immediate financial performance of our company or its stock price, encouraging them to make decisions in our best long-term interests. The incentive components are designed to be sensitive to both our short- and long-term performance and stock price. In combination, we believe that our compensation structures do not encourage our officers and employees to take unnecessary or excessive risks in performing their duties. Contributing to this belief is the fact that our compensation program has been structured substantially as it is now for a number of years, with occasional minor modifications to conform to changing industry-wide best practices, and we have seen no evidence that it encourages unnecessary or excessive risk taking.

 CORPORATE GOVERNANCE

Board Leadership Structure

        The Board, guided by the Corporate Governance and Nominating Committee, periodically monitors best practices in corporate governance, and as appropriate, considers and implements changes to the Trust's governance structure in order to reflect these best practices. As discussed below, in early 2014 this led to the Board electing a Lead Independent Trustee to supplement the leadership of the Board.

        Since the Trust's inception, it has had a board leadership structure under which the Chief Executive Officer also serves as Chairman of the Board. The Trust believes that it has been well-served by this structure and that the structure facilitates strong, clear and cohesive leadership, with a single person setting the tone and having the ultimate responsibility for all of the Trust's operating and strategic functions, thus providing unified leadership and direction for the Board and executive management.

        Currently, Mr. Hankowsky serves in these dual capacities, as he has since June 2003, when he was named Chairman in addition to his role as Chief Executive Officer, which he has held since January 2003. While the Board does not believe that the roles of Chairman and Chief Executive Officer must always be combined, and reserves the right to reconsider the issue as it deems appropriate, it intends to continue the current arrangement for the foreseeable future.

        Early in 2014, the Board, guided by the Corporate Governance and Nominating Committee, determined that it was in the best interests of the Trust and the shareholders for the Board to name a Lead Independent Trustee and, on March 26, 2014, elected Daniel P. Garton to fulfill that role. The Board believes that a Lead Independent Trustee will help to facilitate active and effective oversight by the independent trustees of the Trust's operations and strategic initiatives, including the risks that may be attendant thereto. As set forth in the Trust's corporate governance guidelines, the specific responsibilities of the Lead Independent Trustee include:

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  serve as liaison between the Chairman and the independent trustees;

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  preside at all meetings at which the Chairman is not present including executive sessions of the non-employee trustees and apprise the Chairman of the issues considered;

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  approve Board meeting agendas and, in consultation with the Chairman and the non-employee trustees, approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

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  approve the type and facilitate the timely dissemination of information to be provided to trustees for Board meetings;

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  be available for consultation and direct communication with the Company's shareholders on behalf of the non-employees trustees;

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  to have the authority to call meetings of the non-employee trustees and set the agenda for any such meeting;

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  in the event of the death or incapacity of the Chairman, become the acting Chairman until a new Chairman is selected by the Board; and

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  perform such other duties as the Board may from time to time designate.

        Our Board is comprised of ten independent trustees and Mr. Hankowsky (after the May 2018 annual meeting of shareholders, the size of the Board will revert to eight independent trustees and Mr. Hankowsky). Each of the trustees is a sophisticated and seasoned business person experienced in board processes and knowledgeable regarding matters of corporate governance, and has substantial leadership experience in his or her field. For additional information about the backgrounds and qualifications of our directors, see "Proposal 1—Election of Trustees and Continuing Trustees."

Board Succession

        Although the Board is of the view that trustees with longstanding tenure on the Board provide significant benefits by way of their continuity, institutional memory and experience with the business and operations of the Trust, the Board also is committed to bringing new trustees on to the Board from time to time as a way of introducing new ideas and perspectives and filling anticipated Board succession needs.

Independence of Trustees

        The Board has conducted a review of the independence of the trustees under the standards for independence established by the New York Stock Exchange. During this review, the Board considered any transactions and relationships between a trustee or member of that trustee's immediate family and the Trust and its subsidiaries and affiliates. The Board also examined any transactions and relationships between trustees or their affiliates and members of the Trust's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trustee is independent. Taking into account the review, the Board has determined that each of the trustees, other than Mr. Hankowsky, meets these standards, and is independent.

        In connection with the Board's annual affirmative determination as to the independence of the members of the Board, the Board considered the following matters: The husband of trustee Katherine E. Deitze is the Chief Investment Officer of Travelers Insurance, which from time to time has held debt and equity securities of the Company. Trustee Fredric J. Tomczyk was, until his retirement on September 30, 2016, the President and CEO of TD Ameritrade Holdings Corporation. TD Bank, which owns 41% of TD Ameritrade Holdings Corporation, is one of the 14 participant lenders in Liberty's unsecured credit facilities (including the revolving line of credit and delayed-draw term loan) line of credit. Mr. Tomczyk was not an officer, director or shareholder of TD Bank and was not involved in its management or in its lending decisions. The Committee determined that the above circumstances do not cause Ms. Dietze or Mr. Tomczyk to fail any of the tests for independence as set forth in Rule 303A.02(b) of the New York Stock Exchange Listed Company Manual, and they did not constitute a material relationship.

Code of Conduct

        The Trust has a code of conduct for all its employees, including its chief executive officer and senior financial officers, including the Trust's principal financial officer and our principal accounting officer or controller within the meaning of the Securities and Exchange Commission regulations adopted under the Sarbanes-Oxley Act of 2002. The code of conduct is posted under the "Investors" section of the Trust's web site at www.libertyproperty.com.

        In addition, shareholders may request a copy of the code of conduct by directing a written request to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Trustee Attendance at Annual Meetings

        The Trust encourages all of the trustees to attend the annual meeting of shareholders. The 2017 Annual Meeting of Shareholders was attended by all of the trustees who were then members of the Board.

Communications with Shareholders

        The Trust provides the opportunity for shareholders to communicate with the members of the Board. In this regard, the Board of Trustees has also adopted a process by which shareholders and other interested parties may communicate with the independent trustees or the chairperson of any of the committees of the Board of Trustees by e-mail or regular mail. Communications by e-mail should be sent to hfala@libertyproperty.com. Communications by regular mail should be sent to the attention of the Chairperson, Audit Committee; Chairperson, Compensation Committee; or Chairperson, Corporate Governance and Nominating Committee; or to the independent trustees as a group to the Lead Independent Trustee, c/o the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

        All communications received in accordance with this process will be reviewed by the Trust's management to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate trustee or trustees. However, management reserves the right, with the concurrence of the Lead Independent Trustee, to disregard any communication that it determines to be unduly hostile, threatening, illegal, not reasonably related to the Trust or its business, or to be otherwise inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Shareholder Nominations for Trustees

        Shareholder nominations for election to the Board of Trustees should be sent to the attention of the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement, describe the nominee's qualifications and be accompanied by the nominee's written statement of willingness and affirmative desire to serve representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in the Trust's By-laws.

        Nominees proposed by shareholders will be considered using the same criteria and in the same manner utilized by the Corporate Governance and Nominating Committee of the Board of Trustees in considering all nominees for election to the Board. See "Committees of the Board of Trustees—Corporate Governance and Nominating Committee."

Meetings of Non-Management and Independent Trustees

        The Board conducts scheduled executive sessions of the Board of Trustees, attended by only the independent trustees, for each Board meeting. The Lead Independent Trustee presides over these sessions.

PROPOSALS OF SECURITY HOLDERS

        All proposals of any shareholder of the Trust that such shareholder wishes to be presented at the 2019 Annual Meeting of Shareholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Trust at its principal executive offices no later than December 6, 2018 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement. A proposal which does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management's proxy soliciting material for the 2019 Annual Meeting of Shareholders.

        A shareholder of the Trust may wish to have a proposal presented at the 2019 Annual Meeting of Shareholders, but not to have such proposal included in the Trust's proxy statement and form of proxy relating to that meeting. Pursuant to Section 13(a)(2) of the Trust's By-laws, notice of any such proposal must be received by the Trust between February 16, 2019 and March 18, 2019. If it is not received during this period, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

SOLICITATION OF PROXIES

        The cost of the solicitation of proxies will be borne by the Trust. In addition to the use of the mail, solicitations may be made by telephone and personal interviews by officers, trustees and regularly engaged employees of the Trust. The Trust has engaged Innisfree M&A Incorporated to distribute the Trust's shareholder materials and solicit proxies. The Trust has agreed to pay a fee of approximately $20,000 for such services and to reimburse the solicitor for all reasonable disbursements. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this proxy statement to the beneficial owners of the shares held of record by such persons, and the Trust will reimburse them for their charges and expenses in this connection.

ANNUAL REPORT ON FORM 10-K

        The Trust will provide without charge to each person solicited by this proxy statement, at the written request of any such person, a copy of the Trust's Annual Report on Form 10-K (including the financial statements and the schedules thereto) as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement and the Trust's 2017 Annual Report on Form 10-K may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee.

        Upon written or oral request to Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement, or via telephone to the Investor Relations department at 610-648-1710, the Trust will promptly provide separate copies of the 2017 Annual Report on Form 10-K and/or this proxy statement. Shareholders sharing an address who are receiving multiple copies of this proxy statement and/or the 2017 Annual Report on Form 10-K and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

 Annex A

Liberty Property Trust
Articles of Amendment

THIS IS TO CERTIFY THAT:

FIRST:    The Amended and Restated Declaration of Trust of Liberty Property Trust, a Maryland real estate investment trust (the "Trust"), is hereby amended by deleting Section 8.2 of Article VIII of the Amended and Restated Declaration of Trust in its entirety and replacing it with the following:

        "SECTION 8.2 Voting Rights of Shareholders.

          (a)   Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) election or removal of Trustees as provided in Sections 8.1 and 2.3; (b) Amendment of any provision of this Declaration of Trust as provided in Section 10.1; (c) termination of the Trust as provided in Section 11.2; (d) reorganization of the Trust as provided in Section 10.2; (e) merger, consolidation or Share exchange of the Trust, or the sale or disposition of substantially all of the Trust Property (except for a merger of any entity into the Trust in which the Trust owns 90% or more of the entire equity interests in such entity) as provided in Section 10.3; (f) any matter regarding the Operating Partnership requiring the affirmative vote of Shares pursuant to Section 3.2(k); (g) any matter for which a vote of Shareholders is required by a national securities exchange on which the Shares are traded; and (h) a proposal, not made by the Board of Trustees, to alter, amend or repeal any provision of the Bylaws or to make new Bylaws which are not inconsistent with the provisions of this Declaration of Trust and to the extent permitted by the Bylaws. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

          (b)   The submission of any action to the shareholders for their consideration (other than (i) the removal of one or more Trustees or (ii) a proposal, not made by the Board of Trustees, to alter, amend or repeal any provision of the Bylaws or to make new Bylaws) shall first be approved by the Board of Trustees, and the shareholders shall not otherwise be entitled to act thereon except as otherwise expressly provided by law."

SECOND:    The amendment to the Amended and Restated Declaration of Trust as set forth above has been duly advised by the board of trustees of the Trust and approved by the shareholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on such amendment.

THIRD:    The undersigned President and Chief Executive Officer acknowledges these Articles of Amendment to be the corporate act of the Trust and as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that to the best of the President and Chief Executive Officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

A-1

IN WITNESS WHEREOF, the Trust has caused these Articles to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this             day of May, 2018.

ATTEST:	LIBERTY PROPERTY TRUST, a Maryland real estate investment trust
Herman C. Fala, Secretary	By:	William P. Hankowsky President and Chief Executive Officer
(SEAL)

A-2

 Annex B

        PROXY

LIBERTY PROPERTY TRUST

500 Chesterfield Parkway
Malvern, Pennsylvania 19355

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

        The undersigned shareholder of LIBERTY PROPERTY TRUST (the "Trust") hereby appoints William P. Hankowsky and Herman C. Fala, and each of them acting individually, as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of beneficial interest of the Trust which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of the Trust to be held at 11:00 a.m. local time at the offices of Cozen O'Connor, One Liberty Place, 1650 Market Street, Suite 2800, Philadelphia, Pennsylvania, 19103 and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side. The Board of Trustees recommends a vote FOR all of the nominees of the Board of Trustees in the election of trustees, FOR approval of the advisory vote to approve the compensation of the Trust's named executive officers, FOR approval of the amendment to the Trust's Amended and Restated Declaration of Trust to clarify the right of the Trust's shareholders to amend the Trust's bylaws and FOR ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2018.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒    Please mark votes as in this example.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" all of the nominees of the Board of Trustees in the election of trustees, "FOR" approval of the advisory vote to approve the compensation of the Trust's named executive officers, "FOR" approval of the amendment to the Trust's Amended and Restate Declaration of Trust to clarify the right of the Trust's shareholders to amend the Trust's bylaws and "FOR" ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2018. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders to be Held on May 17, 2018

        This proxy statement and our 2017 annual report to shareholders are available at www.libertyproperty.com in the "Investors" section.

1.
Election of nine trustees to hold office until 2019.

Nominees:	(01) Thomas C. DeLoach, Jr., (02) Katherine E. Dietze, (03) Antonio F. Fernandez, (04) Daniel P. Garton, (05) Robert G. Gifford, (06) William P. Hankowsky, (07) David L. Lingerfelt (08) Marguerite M. Nader and (09) Fredric J. Tomczyk
	FOR ☐	WITHHELD ☐

FOR ALL NOMINEES, EXCEPT AS NOTED ABOVE.
2.
Advisory vote to approve the compensation of the Trust's named executive officers.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
Approval of the amendment to the Trust's Amended and Restated Declaration of Trust to clarify the right of the Trust's shareholders to amend the Trust's bylaws.

FOR ☐	AGAINST ☐	ABSTAIN ☐
4.
Approval of the proposal to ratify the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2018.

FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE
FOR ADDRESS	☐
CHANGE AND
NOTE AT LEFT

The undersigned hereby acknowledges receipt of the notice of annual meeting, the proxy statement furnished in connection therewith and the annual report to shareholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature:                                    Date:                         Signature:                                     Date:

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1—ELECTION OF TRUSTEES
Recommendation and Required Vote
PROPOSAL 2—ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE TRUST'S NAMED EXECUTIVE OFFICERS
Recommendation and Required Vote
PROPOSAL 3—AMENDMENT TO THE TRUST'S AMENDED AND RESTATED DECLARATION OF TRUST TO CLARIFY THE RIGHT OF THE TRUST'S SHAREHOLDERS TO AMEND THE TRUST'S FIRST AMENDED AND RESTATED BYLAWS
Recommendation and Required Vote
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Grants of Plan Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Shares Vested
Equity Compensation Plan Information
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRUSTEE COMPENSATION
PROPOSAL 4—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
POLICY FOR APPROVING RELATED PARTY TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
MATTERS RELATED TO RISK
CORPORATE GOVERNANCE
PROPOSALS OF SECURITY HOLDERS
SOLICITATION OF PROXIES
ANNUAL REPORT ON FORM 10-K
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
  Annex A
Liberty Property Trust Articles of Amendment
  Annex B